                                                                      EXHIBIT 10

                            ASSET PURCHASE AGREEMENT

                                 by and between

                               Wyle Laboratories

                                  as "Seller,"

                                      and

                             WESS Investment Corp.

                                   as "Buyer"


                            Dated:  October 5, 1994

                  ASSET PURCHASE AGREEMENT


                               TABLE OF CONTENTS
                               -----------------

                                                                             Page
                                                                             ----
ARTICLE I      DEFINITIONS                                                     1

         1.1   Defined Terms                                                   1
         1.2   Other Defined Terms                                            11


ARTICLE II     PURCHASE AND SALE OF ASSETS                                    13

         2.1   Transfer of Assets                                             13
         2.2   Assumption of Liabilities                                      13
         2.3   Excluded Liabilities                                           13
         2.4   Purchase Price                                                 14
         2.5   Additional Purchase Price in the Event of a Sale of Buyer      18
         2.6   Working Capital Adjustment                                     19
         2.7   Edwards Contract Adjustment.                                   19
         2.8   Prorations                                                     20
         2.9   Closing Costs; Transfer Taxes and Fees                         21

ARTICLE III    CLOSING                                                        21

         3.1   Closing                                                        21
         3.2   Conveyances at Closing                                         21


ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF SELLER                       22

         4.1   Organization of Seller                                         23
         4.2   Subsidiaries                                                   23
         4.3   Authorization                                                  23
         4.4   Assets                                                         23
         4.5   Personal Property                                              23
         4.6   Facilities                                                     24
         4.7   Contracts and Commitments                                      26
         4.8   Permits, Consents and Approvals                                28
         4.9   No Conflict or Violation                                       29
        4.10   Financial Statements                                           29
        4.11   [Reserved]                                                     29


                                                                           Page
                                                                           ----
        4.12   Litigation                                                   30
        4.13   Labor Matters                                                30
        4.14   Compliance with Law                                          30
        4.15   No Brokers                                                   31
        4.16   Fairness Opinion                                             31
        4.17   Proprietary Rights                                           31
        4.18   Employee Benefit Plans                                       32
        4.19   Tax Matters                                                  34
        4.20   Insurance                                                    34
        4.21   Accounts Receivable                                          34
        4.22   Payments                                                     35
        4.23   Compliance With Environmental Laws                           35
        4.24   Bids                                                         38
        4.25   Government-Furnished Property or Equipment                   38
        4.26   Backlog                                                      38
        4.27   Clearances                                                   39
        4.28   Government Contracts                                         39


ARTICLE V      REPRESENTATIONS AND WARRANTIES OF BUYER                      42

         5.1   Organization of Buyer                                        42
         5.2   Authorization                                                42
         5.3   No Conflict or Violation                                     42
         5.4   Consents and Approvals                                       43
         5.5   No Brokers                                                   43
         5.6   Ownership of Seller's Voting Stock.                          43

ARTICLE VI     COVENANTS OF SELLER AND BUYER                                43

         6.1   Further Assurances                                           43
         6.2   No Solicitation                                              44
         6.3   Notification of Certain Matters                              46
         6.4   Access to Information                                        46
         6.5   Conduct of Business                                          47
         6.6   Employee Matters                                             49
         6.7   Financing                                                    51
         6.8   Environmental Matters                                        52
         6.9   Letters of Credit                                            53
        6.10   Collection of Employee Accounts Receivable                   54

ARTICLE VII    CONDITIONS TO SELLER'S OBLIGATIONS                           54

         7.1   Representations, Warranties and Covenants                    54


                                                                            Page
                                                                            ----
         7.2   No Proceedings, Litigation or Laws                            54
         7.3   Opinion of Counsel                                            54
         7.4   Certificates                                                  54
         7.5   Corporate Documents                                           54
         7.6   HSR Act                                                       54
         7.7   Assumption Document                                           55
         7.8   Other Agreements                                              55


ARTICLE VIII   CONDITIONS TO BUYER'S OBLIGATIONS                             55

         8.1   Representations, Warranties and Covenants                     55
         8.2   Consents                                                      55
         8.3   No Proceedings or Litigation                                  55
         8.4   Opinion of Counsel                                            56
         8.5   Certificates                                                  56
         8.6   Material Changes                                              56
         8.7   Corporate Documents                                           56
         8.8   HSR Act                                                       56
         8.9   Due Diligence Review                                          56
        8.10   Financing                                                     56
        8.11   Conveyancing Documents; Release of Encumbrances               56
        8.12   Other Agreements                                              57
        8.13   Title Policy                                                  57
        8.14   Lease Estoppels                                               57
        8.15   Tax Clearance Certificate                                     57
        8.16   Government Contracts                                          57
        8.17   Permits, Consents and Approvals.                              57
        8.18   ISRA                                                          58

ARTICLE IX     RISK OF LOSS; CONSENTS TO ASSIGNMENT                          58

         9.1   Risk of Loss                                                  58
         9.2   Consents to Assignment                                        58
         9.3   Assignment of Government Contracts                            59
         9.4   Facility Lease Consents                                       60


ARTICLE X      ACTIONS BY SELLER AND BUYER AFTER THE CLOSING                 61

        10.1   Collection of Accounts Receivable and Letters of Credit       61
        10.2   Books and Records; Tax Matters                                61



                                                                            Page
                                                                            ----
        10.3   Survival of Representations, Etc.                             62
        10.4   Indemnifications                                              62
        10.5   Bulk Sales                                                    69
        10.6   Taxes                                                         69
        10.7   Products Liability Insurance                                  69
        10.8   Financial Statements                                          69
        10.9   Business Interruption Insurance                               69


ARTICLE XI     MISCELLANEOUS                                                 70

        11.1   Termination                                                   70
        11.2   Assignment                                                    72
        11.3   Notices                                                       72
        11.4   Choice of Law                                                 73
        11.5   Entire Agreement; Amendments and Waivers                      73
        11.6   Multiple Counterparts                                         74
        11.7   Expenses                                                      74
        11.8   Invalidity                                                    74
        11.9   Titles                                                        74
       11.10   Publicity                                                     74
       11.11   Confidential Information                                      74
       11.12   Cumulative Remedies                                           75
       11.13   Service of Process; Consent to Jurisdiction                   75
       11.14   Attorneys' Fees                                               75
       11.15   To the Knowledge of Seller                                    76
       11.16   Subsequent Delivery of Schedules and Exhibits                 76

                            ASSET PURCHASE AGREEMENT


          This Asset Purchase Agreement, dated as of October 5, 1994, is by and between WESS Investment Corp., a Delaware corporation ("Buyer"), and Wyle Laboratories, a California corporation ("Seller").

                                    RECITALS
                                    --------

          A. Seller owns certain assets which it uses in the conduct of the Business (as defined below).

          B. Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, substantially all of such assets and in connection therewith Buyer shall assume certain liabilities related to such assets upon the terms and subject to the conditions of this Agreement.

                                   AGREEMENT
                                   ---------

          NOW THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     1.1  Defined Terms.  As used herein, the terms below shall have the
          -------------
following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

          "3S Group" shall mean the Wyle Scientific Services and Systems Group,
           --------
a division of Seller.

          "Actual EBITDA of Buyer" shall mean, for any fiscal year of Buyer, the
           ----------------------
net income (loss) of Buyer and its subsidiaries for such fiscal year on a consolidated basis, adjusted to exclude (i) all consolidated income taxes accrued during such fiscal period, (ii) all consolidated interest expense (including the interest portion of capital leases) accrued during such fiscal period, (iii) all extraordinary or nonrecurring items of gain or loss recognized during such fiscal period, (iv) all capital gains and losses recognized during such fiscal period, and (v) all depreciation and amortization charges accrued during such fiscal period, in each case as such items would be determined for Buyer for such period in accordance with generally accepted accounting principles.

The formula used to determine the Actual EBITDA of Buyer is subject to equitable adjustment as contemplated by Section 2.4(c)(viii).

      "affiliate" shall have the meaning set forth in Rule 405 under the
       ---------
Securities Act of 1933, as amended, and the rules and regulations thereunder.

      "Ancillary Agreements" shall mean the following agreements, each covering
       --------------------
the matters summarized in this paragraph, and each of which shall be negotiated by Buyer and Seller between the date of this Agreement and the Closing: the Agreement Not to Compete, pursuant to which Seller shall agree not to compete in certain respects with Buyer; the Administrative Services Agreement, pursuant to which Seller shall agree to provide certain administrative services to Buyer as set forth therein for a term of five (5) years and Buyer shall agree to pay a consideration of $277,000 per year for such services; the Trademark Licensing Agreement, pursuant to which Seller shall grant to Buyer at no charge the right to use of the name "Wyle Laboratories" in perpetuity; any Subcontracting Agreement(s) of the type contemplated by Section 9.3(d) hereof, and any other agreement that the parties (i) execute in connection with the consummation of this transaction and (ii) agree to treat as an Ancillary Agreement. All Ancillary Agreements shall be in form and substance reasonably satisfactory to Buyer and Seller.

      "Applicable Law" shall mean, with respect to any Person, any domestic or
       --------------
foreign, federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement of any Governmental Authority applicable to such Person or any of its affiliates or Plan Affiliates or any of their respective properties, assets, officers, directors, employees, consultants or agents (in connection with such officer's, director's, employee's, consultant's or agent's activities on behalf of such Person or any of its affiliates or Plan Affiliates). The foregoing notwithstanding, "Applicable Laws" shall not include any Environmental Laws (as defined below).

      "Assets" shall mean all of Seller's right, title and interest in and to
       ------
the business, properties, assets and rights of any kind, whether tangible or intangible, real or personal, in each case (except with respect to the assets described in Schedule 1.1) located at a Facility or at a Contracting Entity Site and constituting, or used primarily in connection with, or primarily related to, the Business at the Closing, including without limitation all of Seller's right, title and interest in the following:

          (a) all accounts and notes receivable (whether current or noncurrent), refunds and deposits of Seller which are related primarily to the Business;

          (b) all Contract Rights;

          (c) all Leases listed in Schedule 4.6, except for the lease between Seller, as lessor, and Edwards Technologies, Inc., as lessee, dated May 10, 1993;

          (d)   all Owned Real Property;

          (e)   all Leasehold Estates;

          (f)   all Leasehold Improvements;

          (g)   all Fixtures and Equipment;

          (h)   all Inventory;

          (i)   all Books and Records;

          (j) except for the name "Wyle Laboratories," "Wyle" or any derivation thereof, all Proprietary Rights;

          (k)   to the extent transferable, all Permits;

          (l) all computers and software (except for the Cyborg, Datatron and Cognos computer software programs, which shall be Excluded Assets and the use of which Buyer shall be given under the Administrative Services Agreement during the term of such agreement and which, following the termination of such agreement, shall be licensed to Buyer in perpetuity at no additional charge pursuant to the Administrative Services Agreement) used primarily in the Business;

          (m) all available supplies, sales literature, promotional literature, customer, supplier and distributor lists, art work (except for the Corporate Artwork listed in Schedule 1.3, which shall be Excluded Assets), display units, telephone and fax numbers and purchasing records related primarily to the Business;

          (n) all rights under or pursuant to all warranties, representations and guarantees made by suppliers in connection with the Assets or services furnished to Seller pertaining to the Business or affecting the Assets;

          (o) all claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind, against any person or entity and related primarily to the Business, including without limitation any liens, security interests, pledges or other rights to payment or to enforce payment in connection with products delivered by Seller on or prior to the Closing Date;

          (p)   all goodwill related to the Business; and

          (q) any additional assets set forth in Schedule 1.1 hereto; but excluding therefrom the Excluded Assets.

            "Assumed Contracts" shall mean all Contracts of Seller, except those
             -----------------
listed in Schedule 1.5.

            "Assumed Liabilities" shall mean the following specifically listed
             -------------------
liabilities relating to the Assets:

          (a) to the extent such liabilities remain outstanding as of the Closing Date, all accounts payable and customer advances of Seller relating primarily to the Business and reflected on the Interim Balance Sheet (as identified in Schedule 1.4 hereto) and all accounts payable and customer advances relating primarily to the Business and arising in the ordinary course of the Business since the date of the Interim Balance Sheet;

          (b) all (i) obligations and liabilities of Seller accruing, arising out of or relating to events or occurrences happening after the Closing Date under the Assumed Contracts and Leases, but not including any obligation or liability for any breach of any such Assumed Contract or Lease occurring on or prior to the Closing Date, and (ii) executory obligations of Seller requiring performance under the Assumed Contracts and Leases after the Closing Date (notwithstanding that such obligations were initially assumed by Seller prior to the Closing Date), but not including any obligation or liability for any breach of any such Assumed Contract or Lease; and

          (c) all liabilities or obligations of Seller relating to employees of the 3S Group which Buyer has specifically agreed to assume pursuant to Section 6.6.

          "Bid" shall mean any quotation, bid or proposal made by Seller that if
           ---
accepted or awarded would lead to a contract with the U.S. Government or any other Person for the design, manufacture and sale of products or the provision of services by the 3S Group.

          "Breakpoint" shall mean $8,100,000 in Contract Year one, $8,500,000 in
           ----------
Contract Year two, $8,700,000 in Contract Year three, $9,000,000 in Contract Year four and $9,300,000 in Contract Year five, unless adjusted pursuant to
Section 2.7(b) or any other provision hereof providing for an adjustment of the Breakpoint, in which case the Breakpoint shall mean, with respect to a particular Contract Year, the adjusted amount.

          "Books and Records" shall mean, to the extent any of the following are
           -----------------
located at a Facility or at a Contracting Entity Site, (a) all records and lists of Seller pertaining to the Assets, (b) all records and lists pertaining primarily to the Business, customers, suppliers or personnel of 3S Group, (c) all product, business and marketing plans of Seller pertaining to the Business and (d) all books, ledgers, files, reports, plans, drawings and operating records of every kind maintained by Seller pertaining to the Business, but excluding the originals of Seller's minute books, stock books and tax returns.

          "Business" shall mean the Seller's business conducted by the 3S
           --------
Group.

          "Closing Date" shall mean the third business day following
           ------------
satisfaction of all conditions of this transaction, or such other date as Buyer and Seller shall mutually agree upon.

          "Code" shall mean the Internal Revenue Code of 1986, as amended, and
           ----
the rules and regulations thereunder.

          "Confidentiality Agreement" shall mean that certain confidentiality
           -------------------------
agreement dated May 6, 1994 by and between Buyer and Wedbush Morgan Securities.

          "Contract" shall mean any agreement, contract, note, loan, evidence of
           --------
indebtedness, purchase order, letter of credit, franchise agreement, undertaking, covenant not to compete, employment agreement, license, instrument, obligation or commitment to which Seller is a party or is bound and which relates primarily to the Business or the Assets, whether oral or written, and any confidentiality agreement relating to the Business; "Contract" excludes all Leases and all Employee Benefit Plans and Benefit Arrangements except as otherwise provided in Section 6.6.

          "Contracting Entity Sites" shall mean those sites (other than the
           ------------------------
Facilities) at which the 3S Group conducts its business as listed on Schedule
1.7.

          "Contract Rights" shall mean all of Seller's rights and obligations
           ---------------
under the Assumed Contracts.

          "Contract Year" shall mean any of the first five full fiscal years of
           -------------
Buyer, which fiscal years shall commence on the first day of a calendar year and end on the last day of the respective calendar year.

          "Disclosure Schedule" shall mean a schedule prepared and delivered by
           -------------------
Seller to Buyer as of the date hereof (or, as contemplated by Section 11.16 hereof, within ten days following the date hereof) which sets forth the exceptions to the representations and warranties contained in Article IV hereof and certain other information called for by this Agreement.

          "Edwards Contract" shall mean the Bid by Seller contained in Proposal
           ----------------
No. 535-94255 dated 22 August 1994, OSS Program Solicitation No. FO4611-94-PR-0026.

          "Encumbrance" shall mean any claim, lien, pledge, option, charge,
           -----------
easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof, but excluding the following: (i) liens for taxes not yet due and payable which relate to periods after the Closing and the payment of which is not, at the time, required; (ii) statutory liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other liens imposed by law incurred in the ordinary course of business for sums not yet delinquent, if such reserve or other appropriate provision, as shall be required by generally accepted accounting principles, shall have been made therefor, and (iii) easements, public rights-of-way, restrictions, defects or encroachments none of which individually or in the aggregate interfere in any material respect with the ordinary conduct of the Business at the affected location (the permitted encumbrances set forth in the preceding clauses (i) - (iii), the "Permitted Encumbrances").

          "Enterprise Value" shall mean in the case of (i) a sale or disposition
           ----------------
of a controlling interest in Buyer or all or substantially all of its assets, the value of Buyer, based on (a) the aggregate consideration, including cash, securities or property, received by Buyer or its stockholders, with any securities or property valued at the fair market value thereof at the time of the closing of such sale or disposition plus (b) the amount of long-term and short-term debt of Buyer, net of any cash, assumed by the new owner in such sale or disposition transaction; and (ii) a public offering of the securities of Buyer, the value of Buyer based on the initial public offering price per share multiplied by the number of shares outstanding immediately prior to the offering (adjusted for any pre-offering stock split), plus the amount of long-term and short-term debt of Buyer, net of any cash, on Buyer's balance sheet immediately prior to the offering. For purposes of clause (i), "fair market value" shall mean the fair market value of the securities or property in question as reasonably determined by Buyer's board of directors; provided, however, that if
                                                     --------  -------
Seller objects to such determination, Buyer and Seller shall promptly commence good faith negotiations with a view to reaching agreement on the appropriate valuation of such securities or property; and provided further, however, if such
                                              -------- -------  -------
negotiations do not resolve the dispute within thirty (30) days after Buyer's receipt of Seller's notice of objection to the valuation proposed by Buyer's board of directors, then either Buyer or Seller shall have the right to submit the dispute to a mutually acceptable independent appraiser. Such appraiser shall establish the fair market value of the property in question within thirty
(30) days after submission of the question to it. Such appraiser shall act as an arbitrator and its determination as to such valuation shall be binding and conclusive as between Buyer and Seller, absent fraud or manifest error. Buyer and Seller shall share equally in the fees and expenses of the appraiser. Any and all prior sales or dispositions of any assets of Buyer outside the ordinary course of business during the Earnout Period shall be aggregated with the subsequent sale or disposition or initial public offering causing the calculation of Enterprise Value hereunder to determine Enterprise Value for purposes of this paragraph if the proceeds of such prior sales or dispositions were distributed to the holders of equity securities of Buyer or used to repay long-term or short-term debt of Buyer.

          "Environmental Permits" shall mean all licenses, permits, approvals,
           ---------------------
authorizations, consents or orders of, or filings with, any Governmental Authority, whether federal, state or local, required for the operation of the Business under Environmental Laws.

          "Excluded Assets," notwithstanding any other provision of this
           ---------------
Agreement, shall mean the following assets of Seller which are not to be acquired by Buyer hereunder:

          (a) all cash and cash equivalents held by Seller, including bid bonds;

          (b) all rights to or claims for refund of taxes and other governmental charges for periods ending on or prior to the Closing Date and the benefit of any tax credits of Seller, provided, however, that if Seller shall
                                      --------  -------
receive a refund of taxes or other governmental charges for periods ending on or prior to the Closing Date and if Buyer shall be obligated to pay over or otherwise make available to the U.S. Government all or any portion of such refunds, then and to the extent of Buyer's obligation, such refunds shall not be Excluded Assets, and Seller shall be obligated promptly to transmit such assets to Buyer without the payment of any additional consideration therefor;

          (c) Seller's high rise office building in Huntsville, Alabama, and related parking, a preliminary legal description and/or depiction of which is included in Exhibit A to Schedule 4.6; a final legal description will be mutually agreed upon between the parties upon receipt of the applicable survey;

          (d) Undeveloped property in Huntsville, Alabama, a preliminary legal description and/or depiction of which is included in Exhibit A to Schedule 4.6; a final legal description will be mutually agreed upon between the parties upon receipt of the applicable Survey;

          (e) five (5) acres of undeveloped land in Hampton, Virginia, a preliminary legal description and/or depiction of which is included in Schedule 4.6; a final legal description will be mutually agreed upon between the parties upon receipt of the applicable survey;

          (f) Seller's facility located at 139 Maryland Street, El Segundo, California, a preliminary legal description of which is included in Schedule 4.6; a final legal description of which will be mutually agreed upon between the parties upon receipt of the applicable Survey; together with approximately 33 parking spaces located on adjacent Facilities;

          (g) all nontransferable licenses and all assets related to Seller's corporate functions (including, but not limited to, the corporate charter, taxpayer and other identification numbers, income tax records, minute books and stock transfer books);

          (h)   all Permits, to the extent not transferable;

          (i) all claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind against any person or entity arising out of or relating to the Assets or the Business to the extent related to the Excluded Liabilities; and

          (j)   the other assets listed in Schedule 1.3.

          "Facilities" shall mean all plants, offices, manufacturing facilities,
           ----------
stores, warehouses, improvements, administration buildings, and real property and related facilities which are identified or listed in Schedule 4.6.

          "Facility Leases" shall mean all of the leases of Facilities listed
           ---------------
in Schedule 4.6.

          "Financial Statements" shall mean the Year-End Financial Statements
           --------------------
and the Interim Financial Statements.

          "Fixtures and Equipment" shall mean all of the furniture, fixtures,
           ----------------------
furnishings, machinery, automobiles, trucks, spare parts, supplies, equipment and other tangible personal property owned by Seller and used primarily in connection with the Business.

          "Governmental Authority" shall mean any foreign, domestic, federal,
           ----------------------
territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

          "Government Contract" shall mean any prime contract, subcontract,
           -------------------
teaming agreement or arrangement, joint venture, basic ordering agreement, letter contract, purchase order, delivery order, Bid, change order, or other contractual commitment of any kind relating to the Business between Seller and
(i) the U.S. Government, (ii) any prime contractor of the U.S. Government, or
(iii) any subcontractor with respect to any contract described in clauses (i) or
(ii).

          "Government Contract Novation" shall mean, with respect to a Prime
           ----------------------------
Government Contract, an instrument reasonably satisfactory in form and substance to Buyer and Seller pursuant to which all of Seller's rights, claims, benefits and Liabilities thereunder shall have been validly conveyed, transferred, assigned and novated to Buyer by all parties thereto.

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act
           -------
of 1976, as amended, and the rules and regulations promulgated thereunder.

          "Insurance Policies" shall mean the insurance policies related to
           ------------------
the Assets listed in Schedule 4.20.

          "Interim Balance Sheet" shall mean the balance sheet of the 3S Group
           ---------------------
dated the Interim Balance Sheet Date.

          "Interim Balance Sheet Date"  shall mean July 31, 1994.
           --------------------------

          "Interim Financial Statements" shall mean the Interim Balance Sheet
           ----------------------------
and the statements of operations and cash flows of the 3S Group for the seven month period ended on the Interim Balance Sheet Date, which shall be prepared in accordance with generally accepted accounting principles, except as set forth in
Schedule 4.10.

          "Inventory" shall mean all of Seller's inventory held for resale and
           ---------
all of Seller's raw materials, work in process, finished products, wrapping, supply and packaging items and similar items with respect to the Business, in each case wherever the same may be located.

          "Leased Real Property" shall mean all leased real property described
           --------------------
in the Facility Leases.

          "Leasehold Estates" shall mean all of Seller's rights and
           -----------------
obligations as lessee under the Leases.

          "Leasehold Improvements" shall mean all leasehold improvements
           ----------------------
situated in or on the Leased Real Property and owned by Seller.

          "Leases" shall mean all of the existing leases with respect to the
           ------
real property of Seller relating to the Business or the operations of the 3S Group and listed in Schedule 4.6.

          "Liability" shall mean, with respect to any Person, any liability or
           ---------
obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise and whether or not the same is required to be accrued on the financial statements of such Person.

          "Management and Investor Group" shall mean the group of investors who
           -----------------------------
are expected at the Closing of the transactions contemplated hereby directly or indirectly to own equity interests (other than equity or options awarded to employees of Buyer in their capacities as such) in Buyer, all as set forth in
Schedule 1.8.

          "Material adverse effect" or "material adverse change" shall mean,
           -----------------------      -----------------------
with respect to the Business or the Assets, any significant and substantial adverse effect or change in the condition (financial or other), business, results of operations, prospects, assets, liabilities or operations of the Business, or any event or condition which would, with the passage of time, constitute a "material adverse effect" or "material adverse change."

          "Maximum Earnout Payment" shall mean $1,400,000 in Contract Year one,
           -----------------------
$1,500,000 in Contract Year two, $1,400,000 in Contract Year three, $1,500,000 in Contract Year four and $1,600,000 in Contract Year five.

          "Mortgages" shall mean all deeds of trust, mortgages or other debt
           ---------
encumbrances on Owned Real Property.

          "Owned Real Property" shall mean all real property owned in fee by
           -------------------
Seller primarily relating to the Business or operations of the 3S Group and listed in Schedule 4.6, including without limitation all rights, easements and privileges appertaining or relating thereto, all buildings, fixtures, and improvements located thereon and all Facilities thereon, if any.

          "Permits" shall mean all licenses, permits, franchises, approvals,
           -------
authorizations, consents or orders of, or filings with, any governmental authority, whether foreign, federal, state or local, or any other person, owned or held by Seller for the operation of the Business. The foregoing notwithstanding, "Permits" shall not include any Environmental Permits (as defined above).

          "Person" shall mean an individual, corporation, partnership,
           ------
association, trust, estate or other entity or organization, including a Governmental Authority.

          "Plan Affiliate" shall mean, with respect to any Person, any employee
           --------------
benefit plan or arrangement sponsored by, maintained by or contributed to by such Person, and with respect to any employee benefit plan or arrangement, any Person sponsoring, maintaining or contributing to such plan or arrangement.

          "Representative" shall mean any officer, director, principal,
           --------------
attorney, agent, employee or other representative.

          "Responsible Contracting Officer" shall mean, with respect to any
           -------------------------------
Prime Government Contract, the Person identified as such with respect thereto in Federal Acquisition Regulation 42.1202(a).

          "Subsidiary" shall mean (i) any corporation or limited liability
           ----------
company in an unbroken chain of corporations and/or such companies beginning with Seller if each of the corporations or companies other than the last corporation or company in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations or companies in such chain, (ii) any partnership in which Seller is a general partner, or

(iii) any partnership in which Seller possesses a 50% or greater interest in the total capital or total income of such partnership.

          "Tax" shall mean any federal, state, local, foreign or other tax,
           ---
levy, impost, fee, assessment or other government charge, including without limitation income, estimated income, business, occupation, franchise, property, payroll, personal property, sales, transfer, use, employment, commercial rent, occupancy, franchise or withholding taxes, and any premium, including without limitation interest, penalties and additions in connection therewith.

          "U.S. Government" shall mean the United States Government, including
           ---------------
any agencies, commissions, branches, instrumentalities and departments thereof.

          "Working Capital" shall mean the difference between the current
           ---------------
Assets and current Assumed Liabilities.

          "Year-End Financial Statements" shall mean the Balance Sheet dated
           -----------------------------
December 31, 1993 relating to the 3S Group and the related statements of operations, changes in owner's equity and cash flows for the year ended December 31, 1993.

     1.2    Other Defined Terms.  The following terms shall have the meanings
            -------------------
defined for such terms in the Sections set forth below:


          Term                               Section
          ----                               -------
          Actions                              4.12
          Adjustment                           2.4(c)(vii)
          Adjustment Amount                    2.6(b)
          Aerojet                              9.2
          Assumption Document                  3.2(b)
          Bank Commitment Letters              6.7
          Benefit Arrangements                 4.18(a)
          Bulk Sales Act                      10.5
          Buyer Indemnified Parties           10.4(a)
          Buyer's 401(k) Plan                  6.6(d)
          Cash Portion                         2.4(a)
          Claim                               10.4(d)
          Claim Notice                        10.4(d)
          Closing                              3.1
          Closing Balance Sheet                2.6(a)
          COBRA                                4.18(f)
          Compliance Schedule                  6.8(a)
          Confidential Information            11.11(b)
          Consultant(s)                        6.4(b)


          Term                                         Section
          ----                                         -------
          Contract Year One Transaction                  2.5
          Covered Dependents                             6.6(e)
          Covered Employees                              6.6(e)
          Damages                                       10.4(a)
          Discounted Maximum Earnout Payment             2.4(c)(vi)
          Earnout Payment                                2.4(c)(i)
          Earnout Payment Date                           2.4(c)(iii)
          Employee Benefit Plans                         4.18(a)
          Environmental Conditions                       4.23(h)
          Environmental Consequential Damages           10.4(h)(i)
          Environmental Indemnity Obligation            10.4(h)(i)
          Environmental Laws                             4.23(b)
          Environmental Remedial Action                 10.4(h)(i)
          ERISA                                          4.18(a)
          ERISA Affiliate                                4.18(a)
          Excess Value                                   2.5
          Excluded Liabilities                           2.3
          Fairness Opinion                               4.16
          Government Bid                                 4.28
          Government Furnished Items                     4.25
          Hazardous Substance                            4.23(a)(ii)
          Hired Employees                                6.6(a)
          Hired Employee Dependents                      6.6(b)
          Licensed Rights                                4.17(a)
          Multiemployer Plan                             4.18(b)
          Nevada Land                                    9.2
          New Business                                   2.4(c)(viii)
          New Jersey Industrial Site Recovery Act        4.23(j)
          OSHA                                           4.14
          Pension Plans                                  4.18(e)
          Post-Closing Compliance Obligations            6.8(a)
          Prime Government Contracts                     4.7(a)
          Proposed Acquisition Transaction               6.2(a)
          Proposition 65                                 4.23(j)
          Promissory Note                                2.4(c)(iii)
          Proprietary Rights                             4.17(a)
          Purchase Price                                 2.4
          PTRs                                           4.6
          PW                                             2.4(c)(iii)
          Release                                        4.23(a)(i)
          Sales Tax                                      2.9
          Seller Indemnified Parties                    10.4(b)
          Seller's 401(k) Plan                           4.18(b)(iii)
          Seller's Retiree Medical Plan                  6.6(e)


          Survey(s)                                4.6
          Third Party                              6.2(a)
          Transaction                              2.4(c)(vi)
          WARN                                     6.6(a)
          Working Capital Calculation              2.6(a)

                                  ARTICLE II

                          PURCHASE AND SALE OF ASSETS
                          ---------------------------

     2.1  Transfer of Assets.  Upon the terms and subject to the conditions
          ------------------
contained herein, at the Closing, Seller will sell, convey, transfer, assign and deliver to Buyer, and Buyer will acquire from Seller, the Assets.

     2.2  Assumption of Liabilities.  Upon the terms and subject to the
          -------------------------
conditions contained herein, at the Closing, Buyer shall assume the Assumed Liabilities.

     2.3  Excluded Liabilities.  Notwithstanding any other provision of this
          --------------------
Agreement, except for the Assumed Liabilities, Buyer shall not assume, or otherwise be responsible for, any liabilities or obligations of Seller, whether actual or contingent, matured or unmatured, liquidated or unliquidated, or known or unknown, whether arising out of occurrences prior to, at or after the date hereof (collectively, the "Excluded Liabilities"), which Excluded Liabilities include, without limitation:

         (a) Except as otherwise provided in Section 6.6, any liability or obligation to or in respect of any employees or former employees of Seller including without limitation (i) any employment agreement, whether or not written, between Seller and any person, (ii) any liability under any Employee Plan at any time maintained, contributed to or required to be contributed to by or with respect to Seller or under which Seller may incur liability, or any contributions, benefits or liabilities therefor, or any liability with respect to Seller's withdrawal or partial withdrawal from or termination of any Employee Plan and (iii) any claim of an unfair labor practice, or any claim under any state unemployment compensation or worker's compensation law or regulation or under any federal or state employment discrimination law or regulation, which shall have been asserted on or prior to the Closing Date or is based on acts or omissions which occurred on or prior to the Closing Date;

         (b) Any bank loans, overdrafts or other similar liabilities or obligations to banks, and any liability relating to checks or other negotiable instruments drawn on or on behalf of Seller on or prior to the Closing Date;

         (c) Except as otherwise provided in Section 2.8(b) and 2.9, any liability or obligation of Seller in respect of any Tax;

          (d) Any liability arising from any injury to or death of any person or damage to or destruction of any property, whether based on negligence, breach of warranty, strict liability, enterprise liability or any other legal or equitable theory arising from acts or occurrences performed by or on behalf of Seller or any other person or entity on or prior to the Closing Date;

          (e) Any liability or obligation of Seller arising out of or related to any Action against Seller or any Action which adversely affects the Assets and which shall have been asserted on or prior to the Closing Date or to the extent the basis of which shall have arisen on or prior to the Closing Date;

          (f) Any liability or obligation of Seller resulting from entering into, performing its obligations pursuant to or consummating the transactions contemplated by this Agreement (including without limitation any liability or obligation of Seller pursuant to Article X hereof);

          (g) Any liability or obligation arising out of CERCLA, any equivalent state statute or any other Environmental Law; and

          (h) Any liability or obligation arising under or in connection with any of the Contracts listed in Schedule 1.5.

     2.4  Purchase Price.  Upon the terms and subject to the conditions set
          --------------
forth herein, Buyer shall pay to Seller the following (the "Purchase Price"):

          (a)  Cash Portion.  At Closing, Buyer (i) shall pay to Seller for the
               ------------
sale, transfer, assignment, conveyance and delivery of the Assets, the aggregate amount of Thirty Million Dollars ($30,000,000) less One Hundred Thousand Dollars ($100,000) (i.e., the portion thereof assigned to the Agreement Not to Compete
            ----
to be negotiated as one of the Ancillary Agreements) (the "Cash Portion"), subject, however, to the adjustments as set forth in Sections 2.6 and 2.7, by wire transfer of immediately available funds to an account designated by Seller, and (ii) shall assume the Assumed Liabilities pursuant to this Agreement. The Purchase Price shall be allocated among the Assets in the manner required by
Section 1060 of the Code and the regulations thereunder. The parties will use their reasonable commercial efforts to agree to the amount of the Purchase Price allocable to the various Assets. Buyer and Seller agree to each prepare and file on a timely basis with the Internal Revenue Service substantially identical initial and supplemental Internal Revenue Service Forms 8594 "Asset Acquisition Statements Under Section 1060" consistent with the parties' agreement and which give effect to any Adjustment Amount determined in accordance with Sections 2.5,
2.6 and 2.7 hereof. Buyer and Seller further agree that each will not take any tax or accounting position that is inconsistent with the allocation of the Purchase Price determined hereunder.

          (b)  Agreement Not to Compete.  At the Closing, Buyer shall pay to
               ------------------------
Seller, pursuant to the Agreement Not to Compete, the aggregate amount of One Hundred Thousand Dollars ($100,000) by wire transfer of immediately available funds to an account designated by Seller.

          (c)  Additional Purchase Price for the Assets.
               ----------------------------------------

               (i) For each of the five Contract Years following the Closing, after the end of each Contract Year, as an additional amount to be paid for the Assets purchased by Buyer from Seller, Buyer shall pay to Seller the "Earnout Payment" if, but only if, Actual EBITDA of Buyer for such Contract Year exceeds the Breakpoint for such Contract Year. The Earnout Payment for such Contract Year shall be the lesser of (x) the excess of Actual EBITDA of Buyer for such Contract Year over the Breakpoint for such Contract Year or (y) the Maximum Earnout Payment for such Contract Year. If Actual EBITDA of Buyer does not exceed the Breakpoint in any given Contract Year, there shall be no Earnout Payment for such Contract Year.

               (ii)  The calculation of Actual EBITDA of Buyer pursuant to this
Section 2.4(c) shall be made in accordance with generally accepted accounting principles consistently applied in accordance with the past practices of the 3S Group as continued by Buyer. During the period that the Earnout Payments are being determined, Buyer will cause the Business to be accounted for, in substance, as a separate entity and to maintain books and records and an accounting system as if Buyer were a separate entity.

               (iii) Buyer will deliver its calculation of Actual EBITDA of Buyer to Seller within 90 days after the end of each Contract Year. Each Earnout Payment required by this Section 2.4(c) shall be paid on the 100th day after the end of the respective Contract Year (the "Earnout Payment Date"), (x) if for Contract Years one, two, three or four, by the issuance of a promissory note of Buyer in the amount of such Contract Year's Earnout Payment dated the Earnout Payment Date (the "Promissory Note"), or (y) if for Contract Year five, by wire transfer of immediately available funds to an account designated by Seller, unless Seller notifies Buyer in writing, within ten (10) business days following delivery of the calculation of Actual EBITDA of Buyer, of any objections to such calculation; provided that, in the event of such objection, Buyer shall nevertheless promptly make any payment shown to be due under this Section 2.4(c) under its own calculation. Seller will have access, within a reasonable time period subsequent to the issuance of the Actual EBITDA of Buyer calculation, to Buyer's accountants' audit work papers used in their audit of Buyer's year-end financial statements in which the Actual EBITDA of Buyer was derived. Seller's failure to so object during such ten (10) business day period shall constitute approval of such calculation. If Seller timely objects, Buyer and Seller shall promptly commence good faith negotiations with the view to resolving such dispute or controversy; provided that, if such dispute or controversy shall not have been resolved by mutual agreement of the parties or their respective accountants within thirty (30) days after Buyer's receipt of Seller's notice of objection, then either Buyer or Seller shall have the right to submit the dispute to the accounting firm of Price Waterhouse or, if Price Waterhouse is reasonably perceived by either party not to be independent, another "Big Six" accounting firm, to resolve such dispute or controversy (the independent accounting firm so selected with respect to any such dispute or controversy under this Agreement, "PW"). PW shall make its determination as to such dispute or controversy within thirty (30) days after submission of the dispute to it. PW shall act as arbitrator, and its determination shall be binding and conclusive as between Buyer and Seller, absent fraud or manifest error. Buyer and Seller shall share equally in the fees and expenses of PW. Any adjustment to the Earnout Payment for any of Contract Year one, two, three or four due pursuant to Section 2.4(c) made as a result of PW's determination shall be paid promptly by Buyer through the issuance of a new Promissory Note dated the Earnout Payment Date, which shall be issued in exchange for any Promissory Note previously issued by Buyer with respect to such Contract Year. Any upward adjustment to the Earnout Payment for Contract Year five due pursuant to Section 2.4(c) made as a result of PW's determination shall be paid promptly by Buyer by wire transfer of immediately available funds to an account designated by Seller. Any downward adjustment made with respect to such Contract Year as a result of such determination shall be refunded (to the extent previously paid) promptly by Seller by such wire transfer to an account designated by Buyer.

               (iv) Each Promissory Note shall be in form and substance reasonably satisfactory to Buyer and Seller and bear simple interest at 12% per annum. Interest shall be payable on a semi-annual basis and principal shall be due and payable on the last day of Contract Year five. All Promissory Notes shall be subordinated to all of Buyer's senior and subordinated debt on terms reasonably acceptable to Seller. Each Promissory Note may be prepaid in whole or in part at any time without penalty.

               (v) If in any Contract Year, (x) the difference between Actual EBITDA of Buyer and the Breakpoint exceeds the Maximum Earnout Payment or (y) the Breakpoint exceeds Actual EBITDA of Buyer, then such excess or shortfall shall not affect any Promissory Note previously issued or the calculation of the Earnout Payment in any later Contract Year.

               (vi) If, during any Contract Year, Buyer effects an initial public offering of its equity securities registered under the Securities Act of 1933, as amended, or in the event the Management and Investor Group sells or otherwise transfers a controlling interest in Buyer or Buyer sells or otherwise disposes of all or substantially all of its assets (each, a "Transaction"), then all Promissory Notes and any unpaid Earnout Payments for which a Promissory Note has not yet been issued (i.e., Promissory Notes issuable with respect to a
                         ---
completed Contract Year but not yet issued) will be due and payable immediately upon the closing of the Transaction. In addition, for any Contract Year which has not been completed prior to the Transaction, Buyer shall:

                 (x) in the event a Transaction establishes an Enterprise Value for Buyer of greater than $35 million, also be obligated to make a payment to Seller equal to the Maximum Earnout Payment for such Contract Year(s) discounted to present value at the date of payment starting with the respective Earnout Payment Date of each such payment and using an annual discount rate of 12% (each, a "Discounted Maximum Earnout Payment");

                 (y) in the event a Transaction establishes an Enterprise Value of between $30 million and $35 million, have the option to either (1) make Discounted Maximum Earnout Payments to Seller for such Contract Year(s) or (2) obligate the purchaser in the Transaction to make Earnout Payments for such Contract Year(s) calculated pursuant to Section 2.4(c) as if no Transaction had occurred; or

                 (z) in the event a Transaction establishes an Enterprise Value of below $30 million, have no additional obligation under Section 2.4(c).

Buyer shall pay such Promissory Notes and Discounted Maximum Earnout Payments for Contract Years not completed prior to the Transaction, if any, concurrently with the closing of the Transaction by wire transfer of immediately available funds to an account designated by Seller. Upon any payment of all Promissory Notes and all Discounted Maximum Earnout Payments for Contract Years not completed prior to the Transaction, if any, pursuant to this clause (vi) of
Section 2.4(c), the obligations contained in Section 2.4(c) shall terminate.

          (vii) If Buyer closes or discontinues any portion of the Business, including but not limited to, the sale or discontinuation of any product currently sold or of any service currently provided, Buyer and Seller agree that an appropriate equitable adjustment shall be made, as shall be mutually reasonably agreed upon by them, in the calculation of the Breakpoint in order that Seller not be deprived of the benefits bargained for by it under this
Section 2.4(c); provided, however, that no adjustment shall be made if Buyer
                --------  -------
closes or discontinues an unprofitable operation of the Business, including, but not limited to, the sale or discontinuation of an unprofitable line of products or an individual product or an unprofitable line of services or an individual service. In no event shall an adjustment be made which would obligate Buyer to make a payment to Seller of more than the Maximum Earnout Payment for any Contract Year. In the event Buyer and Seller are unable to reach agreement as to the equitable adjustment of the Breakpoint, either Buyer or Seller shall have the right to cause PW to determine an equitable adjustment of the Breakpoint (the "Adjustment"). PW's determination shall be final and binding on the parties. Buyer and Seller shall share equally in the fees and expenses of PW in determining the Adjustment. Anything to the contrary in this clause (vii) notwithstanding, Buyer may, without causing an equitable adjustment pursuant to this clause (vii) of this Section 2.4(c), conduct its business in any commercially reasonable manner as the board of directors of Buyer deems appropriate, including, without limitation, the hiring, laying off or retiring of employees, the borrowing of moneys, the incurrence of liabilities or indebtedness, the acquisition or commencement of new businesses, the production of new products or the rendition of new services, and Buyer may generally take actions as the board of directors of Buyer deems to be in the best interest of Buyer, even though such actions may affect Actual EBITDA of Buyer; provided, however, that Buyer
                                                -----------------
shall take no such action that is designed to deprive Seller of the benefits bargained for by it under this Section 2.4(c).

          (viii) If Buyer acquires or starts a new business or portions of a new business, Buyer and Seller agree that an equitable adjustment in the calculation of Actual EBITDA of Buyer or the Breakpoint may be appropriate and if so, such equitable adjustment shall be made, as shall be mutually reasonably agreed upon by them, in order that Seller not be deprived of the benefits bargained for by it under this Section 2.4(c). In no event, however, shall an adjustment be made which would obligate Buyer to make a payment to Seller of more than the Maximum Earnout Payment for any Contract Year. In the event Buyer and Seller are unable to reach agreement as to whether an equitable adjustment of Actual EBITDA of Buyer and/or the Breakpoint is appropriate or as to the amount of such equitable adjustment of Actual EBITDA of Buyer and/or the Breakpoint, either Buyer or Seller shall have the right to cause PW to determine whether such equitable adjustment should be made and, if so, the amount thereof. PW's determination shall be final and binding on the parties. Buyer and Seller shall share equally in the fees and expenses of PW in determining such equitable adjustment.

          (ix) Notwithstanding anything to the contrary in Section 2.4(c), Buyer shall be entitled, at any time, to terminate all of its obligations in
Section 2.4(c), upon payment of all Promissory Notes and all Discounted Maximum Earnout Payments for Contract Years not completed prior to the date of such payment, if any, by wire transfer of immediately available funds to an account designated by Seller.

     2.5  Additional Purchase Price in the Event of a Sale of Buyer.  If,
          ---------------------------------------------------------
during Contract Year one (a) the Management and Investor Group (i) sells a controlling interest in Buyer or (ii) causes Buyer to sell or otherwise dispose of all or substantially all of Buyer's assets (each, a "Contract Year One Transaction"), and (b) the Contract Year One Transaction establishes an Enterprise Value for Buyer of greater than $35,000,000 (such Enterprise Value greater than $35,000,000, the "Excess Value"), then the Management and Investor Group shall be obligated to pay to Seller (x) all Discounted Maximum Earnout Payments for all five Contract Years, and (y) 50% of such percentage of the Excess Value (net of transaction costs incurred) as shall have been sold of Buyer's equity or assets in the Contract Year One Transaction. Buyer shall pay such additional purchase price concurrently with the closing of the Contract Year One Transaction by wire transfer of immediately available funds to an account designated by Seller. Upon payment of such additional purchase price pursuant to this Section 2.5, Buyer's obligations under Section 2.4(c) shall terminate.

     2.6  Working Capital Adjustment.
          ---------------------------

          (a)  Closing Balance Sheet.  On or before the 60th calendar day
               ---------------------
following the Closing Date, Seller shall prepare and deliver to Buyer a balance sheet of the 3S Group (the "Closing Balance Sheet") and a calculation of the working capital adjustment in accordance with Section 2.6(b)(the "Working Capital Calculation"). Except as may be set forth in Schedule 4.10 or in
Section 9.2 hereof, the Closing Balance Sheet (a) shall be in accordance with the books and records of Seller, (b) shall be prepared in accordance with generally accepted accounting principles, consistent with accounting practices and policies followed in the preparation of the Interim Balance Sheet, and (c) shall fairly and accurately present the Assets and Assumed Liabilities as of the Closing Date. Buyer shall have thirty (30) calendar days following delivery of the Closing Balance Sheet to notify Seller in writing of any objections to the Closing Balance Sheet or the Working Capital Calculation. Buyer's failure to so object during such thirty (30) calendar day period shall constitute approval of the Closing Balance Sheet and the Working Capital Calculation. If Buyer timely objects, Buyer and Seller shall promptly commence good faith negotiations with the view to resolving such dispute or controversy; provided that, if such dispute or controversy shall not have been resolved by mutual agreement of the parties or their respective accountants within thirty (30) days after Seller's receipt of Buyer's notice of objection, then either Buyer or Seller shall have the right to submit the dispute to PW to resolve such dispute or controversy.
PW shall make its determination as to such dispute or controversy within thirty
(30) days after submission of the dispute to it. PW shall act as arbitrators and their determination as to such dispute shall be binding and conclusive as between Buyer and Seller, absent fraud or manifest error. Buyer and Seller shall share equally in the fees and expenses of PW.

          (b)  Adjustment Amount.  If the Working Capital as calculated pursuant
               -----------------
to the Closing Balance Sheet exceeds $20,535,000, the "Adjustment Amount" shall be paid by Buyer to Seller, and shall equal the amount by which such Working Capital amount exceeds $20,535,000. If the Working Capital as so calculated is less than $20,335,000, the "Adjustment Amount" shall be paid by Seller to Buyer, and shall equal the amount by which $20,335,000 exceeds such Working Capital amount. No payment shall be made under this Section 2.6 if the Working Capital amount as so calculated is between $20,335,000 and $20,535,000. Any Adjustment Amount payable pursuant to Section 2.6 shall be paid by wire transfer of immediately available funds to an amount designated by Buyer or Seller, as applicable.

     2.7  Edwards Contract Adjustment.
          ---------------------------

          (a)  Purchase Price Adjustment.  If the Edwards Contract is officially
               -------------------------
signed with a party other than Buyer and Buyer attempts to obtain administrative or judicial relief to overturn the award but such forum issues any order (or the administrative equivalent) denying relief and the time for formal appeal therefrom expires, or Buyer's time for administrative protest to overturn the award expires, or if for any other reason Buyer does not secure such Edwards Contract, the Purchase Price shall be reduced by $3,800,000. Seller shall pay such $3,800,000 to Buyer within ten (10) calendar days of the expiration of such periods by wire transfer of immediately available funds to an account designated by Buyer. The "formal appeals" referred to in this subparagraph (a) are defined to include only direct appeals specifically provided by the rules of the forum in which the original attempt to overturn the award was made.

          (b)  Earnout Payment Adjustment.  If the Edwards Contract  is
               --------------------------
officially signed with a party other than Buyer and Buyer attempts to obtain administrative or judicial relief to overturn the award but such forum issues any order (or the administrative equivalent) denying relief and the time for formal appeal therefrom expires, or Buyer's time for administrative protest to overturn the award expires, or if for any other reason Buyer does not secure such Edwards Contract, the "Breakpoint" shall mean, for all purposes of this Agreement, $7,510,000 in Contract Year one, $7,910,000 in Contract Year two, $8,110,000 in Contract Year three, $8,410,000 in Contract Year four and $8,710,000 in Contract Year five. The "formal appeals" referred to in this subparagraph (b) are defined to include only direct appeals specifically provided by the rules of the forum in which the original attempt to overturn the award was made.

     2.8  Prorations .
          -----------

          (a)  [Reserved]

          (b)  Taxes.  On the Closing Date, or as promptly as practicable
               -----
following the Closing Date, but in no event later than sixty (60) calendar days thereafter, the real and personal property taxes, common area maintenance reimbursements to lessors or from tenants or sublessees, local business or other license fees or taxes, merchants' association dues and other similar periodic charges payable with respect to the Assets or the Business shall be prorated between Buyer and Seller effective as of the Closing Date. If the real property tax rate for the current tax year is not established by the Closing Date, the prorations shall be made on the basis of the rate in effect for the preceding tax year and shall be adjusted when the exact amounts are determined. All such prorations shall be based upon the most recent available assessed value of any Facility prior to the Closing Date.

          (c)  Rents.  Seller shall pay all rent under the Leases through the
               -----
end of the calendar month in which the Closing Date occurs, and Buyer shall reimburse Seller for such rent accrued from the Closing Date through the end of such month as part of the post-Closing proration.

          (d)  Insurance.  Buyer shall decide and notify Seller by no later than
               ---------
October 31, 1994 as to which transferrable insurance policies Buyer wants to assume at Closing. Seller shall pay all premiums under such insurance policies through the end of the respective insurance period in which the Closing Date occurs, and Buyer shall reimburse Seller for such premiums accrued from the Closing Date through the end of the respective insurance period as part of the post-Closing proration.

     2.9  Closing Costs; Transfer Taxes and Fees .  Buyer shall be responsible
          ---------------------------------------
for any sales or use taxes imposed by reason of the transfer of the Assets provided hereunder (the "Sales Tax"). The parties will use their reasonable commercial efforts to agree to the amount of the Purchase Price allocable to the various Assets for the purpose of filing the Sales Tax returns. Seller shall not file any Sales Tax return without the prior approval of Buyer which approval shall not be withheld unreasonably. Seller shall be responsible for any documentary and transfer taxes imposed by reason of the transfers of Assets provided hereunder and any deficiency, interest or penalty asserted with respect thereto and for any title searches or insurance premiums for title insurance to be obtained by Buyer (except as otherwise provided in Section 8.13 hereof with respect to the provision of ALTA title insurance policies). Seller shall pay the fees and costs of recording or filing all applicable conveyancing instruments described in Section 3.2(a). Buyer shall pay the cost of applying for new Permits and obtaining the transfer of existing Permits which may be lawfully transferred; provided, however, that Seller shall pay all cost of
                      --------  -------
applying for all Environmental Permits required to bring the Business and the Facilities into compliance with all applicable Environmental Laws.


                                  ARTICLE III

                                    CLOSING
                                    -------

     3.1  Closing .  The Closing of the transactions contemplated herein (the
          --------
"Closing") shall be held at 10:00 a.m. local time on the Closing Date at the offices of Latham & Watkins, 633 West Fifth Street, Suite 4000, Los Angeles, California 90071, unless the parties hereto otherwise agree.

     3.2  Conveyances at Closing .
          -----------------------

          (a)  Instruments and Possession.  To effect the sale and transfer
               --------------------------
referred to in Section 2.1 hereof, Seller will, upon the terms and subject to the conditions contained herein, at the Closing, execute and deliver to Buyer:

               (i) one or more deeds conveying fee simple title to all Owned Real Property included in the Assets to Buyer or its designee;

               (ii) one or more bills of sale, conveying in the aggregate all of Seller's owned personal property included in the Assets (including Books and Records);

               (iii) subject to Sections 9.2 and 9.3, Assignments of Leases with respect to the Leases;

               (iv) subject to Sections 2.9, 9.2 and 9.3, Assignments of Contract Rights with respect to the Assumed Contracts;

               (v) Assignments of Patents and Trademarks and other Proprietary Rights in recordable form to the extent necessary to assign such rights;

               (vi) all deposits and prepaid expenses constituting part of the Assets; and

               (vii) such other instruments as shall be reasonably requested by Buyer to vest in Buyer title in and to the Assets in accordance with the provisions hereof, including, without limitation the Surveys. Seller will also execute such other documents and take such other steps as may be appropriate to deliver possession of the Assets to Buyer.

          (b)  Assumption Document.  Upon the terms and subject to the
               -------------------
conditions contained herein, at the Closing Buyer shall deliver to Seller an instrument of assumption evidencing Buyer's assumption, pursuant to Section 2.2, of the Assumed Liabilities (the "Assumption Document").

          (c)  Form of Instruments.  To the extent that a form of any document
               -------------------
to be delivered hereunder is not attached as an Exhibit hereto, such documents shall be in form and substance, and shall be executed and delivered in a manner, reasonably satisfactory to Buyer and Seller.

          (d)  Certificates; Opinions.  Buyer and Seller shall deliver the
               ----------------------
certificates, opinions of counsel and other matters described in Articles VII and VIII.

          (e)  Consents.  Subject to Sections 9.2, 9.3 and 9.4, Seller shall
               --------
deliver all transferable Permits and any other third party consents required for the valid transfer of the Assets as contemplated by this Agreement.

          (f)  Ancillary Agreements.  Each of the Ancillary Agreements shall be
               --------------------
executed by and delivered to the parties thereto.


                                  ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

          Seller hereby represents and warrants to Buyer as follows, except as otherwise set forth on the Disclosure Schedule, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

     4.1  Organization of Seller.  Seller is a corporation duly organized,
          ----------------------
validly existing and in good standing under the laws of the State of California. Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not have a material adverse effect on the Assets or the Business. Copies of the Articles of Incorporation and Bylaws of Seller, and all amendments thereto, heretofore made available to Buyer are accurate and complete as of the date hereof.
Schedule 4.1 contains a true, correct and complete list of all jurisdictions in which Seller is qualified to do business as a foreign corporation by reason of the operation of the Business.

     4.2  Subsidiaries.  Seller does not have any Subsidiaries which are used
          ------------
by Seller in the conduct of the Business or which own any of the Assets.

     4.3  Authorization.  Seller has all requisite corporate power and
          -------------
authority, and has taken all corporate action necessary, to own, lease and operate the Assets, to conduct the Business as it is presently being conducted, to execute and deliver this Agreement and the Ancillary Agreements, to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery of this Agreement and the Ancillary Agreements by Seller and the consummation by Seller of the transactions contemplated hereby have been duly approved by the board of directors of Seller. No other corporate proceedings on the part of Seller are, and no shareholder approval is, necessary to authorize this Agreement and the Ancillary Agreements and the transactions contemplated hereby. This Agreement is, and each of the Ancillary Agreements will be, duly executed and delivered by Seller and each such agreement, when duly executed and delivered by Seller, will be a legal, valid and binding obligation of Seller enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, arrangement or other similar laws or equitable principles relating to or limiting creditors' rights generally.

     4.4  Assets.  Except as set forth on Schedule 4.4, the Assets include
          ------
without limitation all assets necessary for the conduct of the Business as of the date hereof. Since the Interim Balance Sheet Date, (a) there has not been any sale or other disposition, except in the ordinary course of the Business, of any of the Assets, or any Encumbrance placed on the Assets, and (b) Seller has, except in the ordinary course of the Business, not moved any of such assets from a Facility or Contracting Entity Site to a site which is neither a Facility nor a Contracting Entity Site, except for movements of de minimis assets.

     4.5  Personal Property.  Excluding the Owned Real Property, the Leasehold
          -----------------
Estates, the Leasehold Improvements and the Leased Real Property, Seller has and will transfer good title to the Assets and upon the consummation of the transactions contemplated hereby, Buyer will acquire good title to all of the Assets, free and clear of any Encumbrances, except as disclosed in Schedule 4.5 or as created by Buyer.

     4.6  Facilities.  Schedule 4.6 contains a complete and accurate list of
          -----------
all Owned Real Property and contains accurate and complete copies of preliminary title reports covering all of the Owned Real Property (the "PTRs"). Schedule
4.6 also contains a list of all Leases pursuant to which Seller leases real property. Seller has delivered to Buyer true, complete and correct copies of all such Leases. The PTRs are marked to indicate which exceptions listed on the Schedule B's thereof are acceptable to Buyer. During the ten-day period following the execution of this Agreement, Seller shall review the PTRs so marked by Buyer and shall determine whether to accept them as so marked. If Seller is unwilling to accept such PTRs as so marked, Buyer and Seller shall negotiate during such ten-day period in an attempt to reach agreement on which matters should be removed from such PTRs as exceptions at Seller's expense, which should be removed therefrom at Seller's expense but subject to the $100,000 expenditure limitation provided below, and which should remain thereon. Seller shall cause the exceptions established through such process to be removed, satisfied or endorsed over by the title company issuing the policies described in Section 8.13, provided, however, that with respect to matters which
                           --------  -------
arise or appear from the Surveys, or arise or appear on title after the date of the PTR, or which were specifically agreed upon by the parties during such process as falling under this proviso, Seller shall only be obligated to use commercially reasonable efforts to remove non-monetary exceptions which do not materially adversely impact the conduct of the Business and shall not be obligated to spend in excess of $100,000 to remove monetary or non-monetary exceptions which appear on title or arise (through no fault or action of Seller) after the dates of the PTRs. If the parties are unable to reach agreement as to the contents of such PTRs by October 17, 1994, following their good faith efforts to reach such agreement, then either party may deem this Agreement terminated pursuant to Section 11.1(a)(i) hereof. Seller shall obtain and provide to Buyer ALTA certified surveys of each of the Owned Real Properties ("Survey(s)"), and Buyer shall pay one-half of the cost thereof (up to a maximum cost to Buyer of $50,000), as necessary to permit the title company to issue the title policies described in Section 8.13 and as necessary to finalize the descriptions discussed in the definition of "Excluded Assets" herein. Notwithstanding anything else in this Agreement to the contrary, Seller shall be obligated to cause any reference to the Industrial Development Bonds in Huntsville, Alabama to be removed as an exception to title, it being expressly agreed between the parties that Buyer shall have no obligations whatsoever with respect to such bonds.

          (a)  Owned Real Property.  At the Closing, Seller has and will
               -------------------
transfer to Buyer fee simple title to all Owned Real Property pursuant to documentation which permits the title company to issue the title policies described in 8.13, subject to Permitted Encumbrances. Except as disclosed in
Schedule 4.6(a) (which, as provided in Section 11.16 hereof, Seller may provide or supplement within the twenty-one day period following the date hereof), to the best of Seller's knowledge, the Owned Real Property includes all rights, easements and privileges required by Applicable Law for the use of the Facilities located thereon, provided that with respect to matters pertaining to adequate parking pursuant to applicable municipal codes, Seller has made (or, during the above-referenced twenty-one day period will make) good faith diligent inquiries with respect thereto and is, or will following such inquiries be, of the reasonable belief that the Owned Real Property has sufficient parking rights on or appurtenant thereto to satisfy applicable municipal codes.

          (b)  Actions.  To the best knowledge of Seller, there are no pending
               -------
or threatened condemnation proceedings with respect to any Facility.

          (c)  Leases or Other Agreements.  Except for the items listed in
               --------------------------
Schedule 4.6(c), there are no leases, subleases, licenses, occupancy agreements, options, rights, concessions or other agreements or arrangements, written or oral, granting to any person the right to purchase, use or occupy any Facility, or any real property in connection with the Business or any portion thereof or interest in any such Facility or real property, which materially interfere with the operation of the Business.

          (d)  Facility Leases and Leased Real Property.  Except as disclosed in
               ----------------------------------------
Schedule 4.6(d), with respect to each Facility Lease, Seller has and will transfer to Buyer at the Closing an unencumbered interest in the Leasehold Estate. Seller enjoys undisturbed possession of all the Leased Real Property. With respect to each Facility Lease, to the best of Seller's knowledge, each Facility Lease includes all rights, easements and privileges required by Applicable Law for the use of the Facility located thereon, provided that with respect to matters pertaining to adequate parking pursuant to applicable municipal codes, Seller has made good faith diligent inquiries with respect thereto and is of the reasonable belief that each Facility which is leased has sufficient parking rights on or appurtenant thereto to satisfy applicable municipal codes.

          (e)  Certificate of Occupancy.  To the best of Seller's knowledge, on
               ------------------------
and prior to the Closing, all Facilities have received all required approvals of governmental authorities (including without limitation Permits and a certificate of occupancy or other similar certificate permitting lawful occupancy of the Facilities) required in connection with the operation thereof and have been operated and maintained in accordance with Applicable Laws.

          (f)  Utilities.  To the best of Seller's knowledge, all Facilities are
               ---------
supplied with utilities (including without limitation water, sewage, disposal, electricity, gas and telephone) and other services in such material quantities as are reasonably necessary for the operation of such Facilities as currently operated.

          (g)  Improvements, Fixtures and Equipment.  To the best of Seller's
               ------------------------------------
knowledge, the improvements constructed on the Facilities, including without limitation all Leasehold Improvements, and all Fixtures and Equipment and other tangible assets owned, leased or used by Seller at the Facilities are (i) structurally sound in all material ways, with no known material defects, (ii) in good operating condition and repair, subject to ordinary wear and tear, and
(iii) not in need of any material maintenance or repair except for ordinary routine maintenance and repair, the cost of which would not be material taking into account the operation of the Business as a whole. Except as set forth in Schedule 4.6(c), none of the improvements is subject to any commitment or other arrangement for their sale or use by any affiliate of Seller or third parties.

          (h)  No Special Assessment.  Seller has not received notice of any
               ---------------------
special assessment relating to any Facility and there is no pending or, to the best of Seller's knowledge, threatened, special assessment.

          (i)  Leases.   To the best of Seller's knowledge, the Leases are
               ------
valid, binding and enforceable in accordance with their terms and are in full force and effect; to the best of Seller's knowledge, no event of default has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default thereunder on the part of Seller or landlord; and, to the best of Seller's knowledge, no landlord thereunder has any knowledge of the occurrence of any event of default which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default thereunder by any other party.

     4.7  Contracts and Commitments .
          --------------------------

          (a)  Contracts.  Schedule 4.7(a) sets forth an accurate and complete
               ---------
list of all material written Contracts, and, to the best of Seller's knowledge, an accurate and complete list of all material oral Contracts which are necessary for the conduct of the Business in substantially the same manner as the Business has heretofore been conducted, including the following:

               (i)  Contracts not made in the ordinary course of the Business;

               (ii) All Government Contracts under which Seller is the prime contractor ("Prime Government Contracts") and all other Government Contracts to which Seller is a party and involve annual revenues in excess of $100,000 and which in either case relate to the Business or any Asset;

               (iii) Any Contract with any foreign Governmental Authority which relates to the Business;

               (iv) Employment contracts and severance agreements with persons employed in connection with the operation of the Business, including without limitation Contracts (A) to employ or terminate officers or other personnel and other contracts with present or former officers or other personnel of Seller or
(B) that will result in the payment by, or the creation of any commitment or obligation (absolute or contingent) to pay on behalf of Buyer any severance, termination, "golden parachute," or other similar payments to any present or former personnel following termination of employment or otherwise as a result of the consummation of the transactions contemplated by this Agreement;

               (v)     Labor or union contracts which relate to the Business;

               (vi) Distribution, franchise, license, sales, commission, consulting agency or advertising contracts which relate to the Assets or the Business valued in excess of $100,000 or otherwise material to the Business;

               (vii) Options with respect to any material property used in connection with the Business, real or personal, whether Seller shall be the grantor or grantee thereunder;

               (viii) Contracts involving expenditures or liabilities, actual or potential, in excess of $100,000 relating to the Business or the Assets;

               (ix) Contracts or commitments relating to commission arrangements with others and relating to the Business or the Assets;

               (x) Promissory notes, loans, agreements, indentures, evidences of indebtedness, letters of credit, guarantees, or other instruments relating to an obligation to pay money, all only if they relate to the Business, individually in excess of or in the aggregate in excess of $100,000, whether Seller shall be the borrower, lender or guarantor thereunder or whereby any Assets are pledged (excluding credit provided by Seller in the ordinary course of Seller's business to purchasers of its products);

               (xi) Contracts containing covenants limiting the freedom of the 3S Group to engage in any line of business which is competitive with or relates to the Business;

               (xii) Leases of personal property relating to the Business not cancelable (without liability) within 180 calendar days and involving payments in excess of $25,000;

               (xiii) All teaming or similar agreements or arrangements that pertain to any Government Contract listed in Schedule 4.7 and to which Seller is a party which relate to the Business or any of the Assets and which involve payments in excess of $100,000; and

               (xiv) All partnership, joint venture or other similar contracts, arrangements or agreements relating to any Government Contract as a result of which Seller owns, directly or indirectly, an equity interest (whether as a limited or general partner, as a shareholder or otherwise) and each agreement, obligation or commitment to which Seller is subject to make any investment in, or loan or advance to, any joint venture, partnership, corporation or other business enterprise described in this clause (xiv) of this
Section 4.7.

Seller has made available to Buyer true, correct and complete copies of all of the Contracts listed in Schedule 4.7, including all amendments and supplements thereto, except for the Government Contracts listed pursuant to clause (ii) of this Section 4.7(a) involving annual revenues between $100,000 and $500,000, true, complete and correct copies of which Seller has made available to Buyer only upon Buyer's request therefor.

          (b)  Absence of Breaches or Defaults.  Except with regard to
               -------------------------------
Government Contracts which are specifically addressed in Section 4.28 and except as disclosed in Schedule 4.7(b), all of the Contracts listed in Schedule 4.7(a) and, to the best of Seller's knowledge, any Assumed Contracts not listed on such Schedule, are valid and in full force and effect. Seller has duly performed all of its obligations under the Contracts listed in Schedule 4.7(a) and, to the best of Seller's knowledge, all such other Assumed Contracts, to the extent those obligations to perform have accrued, and no violation of, or default or breach under any Contracts by Seller or, to the best of Seller's knowledge, any other party has occurred and neither Seller nor, to the best of Seller's knowledge, any other party has repudiated any provisions thereof, except where such violation, default, breach or repudiation would not have a material adverse effect on the Assets or the Business.

          (c)  Product Warranty.  Except with regard to Government Contracts
               ----------------
which are specifically addressed in Section 4.28(a), to the best of Seller's knowledge, Seller has committed no act, and there has been no omission by Seller, which may reasonably be expected to result in, and, to the best of Seller's knowledge, there has been no occurrence relating to any product or service of the Business which may reasonably be expected to result in product liability or liability for breach of warranty (whether covered by insurance or not) on the part of Seller, with respect to products designed, manufactured, assembled, repaired, maintained, delivered or installed or services rendered with regard to the Business prior to or on the Closing Date, except where such act, omission or occurrence would not have a material adverse effect on the Assets or the Business.

     4.8  Permits, Consents and Approvals.  Except with regard to Government
          -------------------------------
Contracts, which are specifically addressed in Section 4.28(a) and Environmental Laws which are specifically addressed in Section 4.23, Seller has all Permits required to conduct the Business, except such Permits the failure of which to obtain would not have a material adverse effect on the Assets or the Business. All such Permits of Seller are valid and in full force and effect, except such Permits the failure of which to be valid and in full force and effect would not have a material adverse effect on the Assets or the Business. All such Permits are listed in Schedule 4.8. To the best of Seller's knowledge, all such Permits of Seller are transferable to Buyer, except for those Permits specifically listed as non-transferable in Schedule 4.8. Other than in connection with or in compliance with the provisions of the HSR Act, the New Jersey Industrial Site Recovery Act, the consents needed to assign the collective bargaining agreements and to novate the Government Contracts, and except as disclosed in Schedule 4.8 hereto, no notice to, declaration, filing or registration with, or Permit from, any domestic or foreign governmental or regulatory body or authority, or any other person or entity, is required to be made or obtained by Seller in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby. Schedule 4.8 sets forth all consents required for the assignment by Seller to Buyer of the rights, benefits and claims under the Contracts listed in Schedule 4.7 that are to be assumed by Buyer hereunder.

     4.9  No Conflict or Violation.  Except as set forth in Schedule 4.9,
          ------------------------
neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by Seller with any of the provisions hereof, will (a) violate or conflict with any provision of the Articles of Incorporation or Bylaws of Seller, (b) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Encumbrance upon any of the Assets under, any of the terms, conditions or provisions of any Contract, indebtedness, note, bond, indenture, security or pledge agreement, commitment, license, Lease, franchise, Permit, agreement, or other instrument or obligation (i) which relates to the Business and to which Seller is a party or (ii) by which the Assets are bound, (c) violate any statute, rule, regulation, ordinance, code, order, judgment, ruling, writ, injunction, decree or award, or (d) impose any Encumbrance, restriction or charge on the Assets or the Business, except for Liens and Encumbrances created by Buyer and except in the case of each of clauses (a), (b), (c) and (d) above, for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of Encumbrances which, in the aggregate, would not have a material adverse effect on the Assets, the Business or on the ability of Seller to consummate the transactions contemplated hereby.

     4.10 Financial Statements.  Seller has heretofore delivered to Buyer the
          --------------------
Financial Statements. Except as set forth in Schedule 4.10, the Financial Statements (a) are in accordance with the books and records of Seller, (b) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby, and (c) fairly and accurately present the financial position of the 3S Group as of the respective dates thereof and the results of operations and changes in cash flows for the periods then ended (subject, in the case of the Interim Financial Statements, to normal year-end adjustments). At the respective dates of the Financial Statements, there were no liabilities of Seller relating to the Business, which, in accordance with generally accepted accounting principles, should have been shown or reflected in the Financial Statements or the notes thereto, which are not shown or reflected in the Financial Statements or the notes thereto, except as may be set forth in Schedule 4.10. The values at which the Inventory is shown on the Interim Balance Sheet have been valued at the lower of cost or realizable value and in accordance to generally accepted accounting principles.

     4.11 [Reserved]

     4.12 Litigation.  Except as set forth in Schedule 4.12, there is no
          ----------
action, order, writ, injunction, judgment or decree outstanding or any claim, suit, litigation, proceeding, labor dispute, arbitral action, governmental audit or investigation (collectively, "Actions") pending and served, or to the best of Seller's knowledge, pending or threatened (a) against or affecting Seller that relates to the Business or the Assets, (b) seeking to delay, limit or enjoin the transactions contemplated by this Agreement, (c) that involve the risk of criminal liability, or (d) in which Seller is a plaintiff, including any derivative suits brought by or on behalf of Seller, and that relates to the Business. To the best of Seller's knowledge, Seller is not in default with respect to or subject to any judgment, order, writ, injunction or decree of any court or governmental agency, and there are no unsatisfied judgments against Seller, the Business or the Assets.

     4.13 Labor Matters.  Except as set forth in Schedule 4.13, Seller is not a
          -------------
party to any collective bargaining agreement with respect to its employees employed in connection with the Business with any labor organization, union, group or association and there are no employee unions (nor any other similar labor or employee organizations) under local statutes, custom or practice. In the last five years, Seller has not experienced any attempt by organized labor or its representatives to make Seller conform to demands of organized labor relating to its employees employed in connection with the Business or to enter into a binding agreement with organized labor that would cover such employees other than the collective bargaining agreements set forth in Schedule 4.13. There is no labor strike or labor disturbance pending or, to the best of Seller's knowledge, threatened against Seller that relates to the Business nor is any grievance currently being asserted, and in the last five years Seller has not experienced a work stoppage or other material labor difficulty that relates to the Business. To the best of Seller's knowledge, the Business is in compliance in all material respects with all applicable laws respecting employment practices, employee documentation, wages, hours and working conditions and is not and has not engaged in any unfair labor practice. There is no unfair labor practice charge or complaint against Seller pending before the National Labor Relations Board or any other domestic or foreign governmental agency arising out of the conduct of the Business.

     4.14 Compliance with Law.  Except with regard to Environmental Laws which
          -------------------
are specifically addressed in Section 4.23 and Government Contracts which are specifically addressed in Section 4.28, Seller, in the conduct of the Business, has not violated and is in compliance with all laws, statutes, ordinances, regulations, rules and orders of any foreign, federal, state or local government and any other governmental department or agency, and any judgment, decision, decree or order of any court or governmental agency, department or authority relating to the Assets or the Business, except where the violation or failure to comply, individually or in the aggregate, would not have a material adverse effect on the Assets or the Business. Except with regard to Environmental Laws which are specifically addressed in Section 4.23 and Government Contracts which are specifically addressed in Section 4.28, Seller, in the conduct of the Business, is in conformity with all energy, public utility, zoning, building and health codes, regulations and ordinances, federal Occupational Safety & Health
Act ("OSHA") and all other foreign, federal, state, and local governmental and regulatory requirements applicable to the conduct of the Business, except where the failure to comply, individually or in the aggregate, would not have a material adverse effect on the Assets or the Business. Seller has not received any written notice or, to the best of Seller's knowledge, any oral notice to the effect that, or otherwise been advised that, it is not in compliance with any such statutes, regulations, rules, judgments, decrees, orders, ordinances or other laws except for notices of non-compliance which, individually or in the aggregate, would not have a material adverse effect on the Business or the Assets.

     4.15 No Brokers.  Seller has not employed or made any agreement with any
          ----------
broker, finder or similar agent or any person or firm which will result in the obligation of Buyer or any of its affiliates to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

     4.16 Fairness Opinion.  CS First Boston Corporation has delivered to
          ----------------
Seller an opinion (the "Fairness Opinion") as of the date hereof advising the Special Committee of Seller's board of directors and Seller's board of directors that the consideration to be received by Seller in connection with the transactions contemplated by this Agreement is fair to Seller from a financial point of view.

     4.17 Proprietary Rights.
          ------------------

          (a)  Proprietary Rights.  Schedule 4.17 lists all of Seller's domestic
               ------------------
or foreign federal, state and foreign registrations of trademarks, service marks, trade names and corporate names, and all pending applications for any such registrations, and all of Seller's patents and registered copyrights and all pending applications for patents and copyrights, all unregistered trademarks, service marks and trade names owned by Seller which relate to the Assets and are used in and material to the Business (collectively, the "Proprietary Rights") and all trademarks, service marks, trade names, copyrights, patents and trade secrets which are licensed to Seller and which relate to the Assets and are used in and material to the Business (collectively, the "Licensed Rights"). Schedule 4.17 also sets forth: (i) for each patent and registered design, the number, country and subject matter, (ii) for each patent application and registered design application, the application number, country, date of filing and subject matter, (iii) for each trademark or service mark for which application for registration has been made, the application serial number or registration number, country, the class of goods or services for which the mark is used, and (iv) for each copyright for which application for registration has been made, the copyright number, country, and date of filing. True and correct copies of all patents, trademark registrations, service mark registrations, and copyright registrations, and all pending applications for patents, trademarks, service marks, and copyrights owned by or on behalf of Seller and which relate to the Assets and are used by and material to the Business have been provided to Buyer.

          (b)  Royalties and Licenses.  To the best of Seller's knowledge,
               ----------------------
except as listed in Schedule 4.17(b), no Person has a right to receive a royalty or similar payment from Seller in respect of any use by Seller of the Proprietary Rights or the Licensed Rights in the Business. Except as listed in
Schedule 4.17(b), Seller has no licenses granted, sold or otherwise transferred by or to it nor other agreements to which it is a party, relating in whole or in part to any of the Proprietary Rights and relating to the Assets and which are material to the Business.

          (c)  Ownership and Protection of Proprietary Rights.  To the best of
               ----------------------------------------------
Seller's knowledge, Seller owns or has the right to exploit and use each of the Proprietary Rights and Licensed Rights in the conduct of the Business as currently conducted, the absence of which would have a material adverse effect on the Business. All of the patents, registered designs and registered copyrights and trademark and service mark registrations listed in Schedule 4.17 have been duly issued and are subsisting. All of the pending patent, copyright, trademark and service mark applications listed in Schedule 4.17 have been duly filed. Seller's exploitation or use of the Proprietary Rights or Licensed Rights does not infringe upon or otherwise violate the rights of any Person, and, except as listed on Schedule 4.12, no proceedings have been instituted or, to the best of Seller's knowledge, threatened against or notices received by Seller that are presently outstanding alleging that Seller's exploitation or use of the Proprietary Rights infringes upon or otherwise violates any rights of any Person. To the best of Seller's knowledge, no Person is infringing upon any of the Proprietary Rights or Licensed Rights in a manner which has a material adverse effect on the Business. All of the Proprietary Rights are valid and enforceable rights of Seller and will not cease to be valid and in full force and effect by reason of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement.

     4.18 Employee Benefit Plans.
          ----------------------

          (a) Schedule 4.18 contains a true and complete list of all employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not any such plans are otherwise exempt from the provisions of ERISA, which are established, maintained, sponsored or contributed to by Seller or any member of the controlled group of corporations, trades or businesses of which Seller is a part (an "ERISA Affiliate"), under which any current employee of the 3S Group or former employee of the 3S Group is a current participant (collectively, the "Employee Benefit Plans"). Schedule 4.18 also contains a true and complete list of any written employment, consulting or severance agreement or policy, and each plan or agreement providing for bonuses, stock options, stock appreciation rights, stock purchases or incentive compensation which are established, maintained, sponsored or contributed to by Seller or any ERISA Affiliate under which any current employee of the 3S Group or former employee of the 3S Group is a current participant (collectively, the "Benefit Arrangements").

       (b)  (i)     Each Employee Benefit Plan (other than any multiemployer
plan, as defined in Section 4001(a)(3) of ERISA (a "Multiemployer Plan")) is in substantial compliance with all applicable provisions of ERISA and the Code.

            (ii) To the best knowledge of Seller, each Employee Benefit Plan which is a Multiemployer Plan is in substantial compliance with the applicable provisions of the Code and ERISA. Seller has not partially or completely withdrawn from any Employee Benefit Plan which is a Multiemployer Plan provided that the transactions contemplated hereby are expected to result in a withdrawal from one or more of such Multiemployer Plans. All contributions required to be made by Seller or an ERISA Affiliate to any Employee Benefit Plan which is a Multiemployer Plan for services through the Closing Date have been or will be timely made. The Employee Benefit Plans which are Multiemployer Plans have reported to the Seller that the aggregate liability of Seller for a complete withdrawal occurring in 1994 (or if 1994 withdrawal liability information is not yet available, 1993) does not exceed $0. To the best of Seller's knowledge, no Employee Benefit Plan which is a Multiemployer Plan has been terminated or is in reorganization and no proceeding has been initiated by any person to terminate such plan.

            (iii) The Wyle Laboratories Capital Accumulation Plan ("Seller's 401(k) Plan") is not subject to Title IV of ERISA or Section 412 of the Code. All contributions to Seller's 401(k) Plan which are attributable to service and compensation deferrals of the employees of the 3S Group through the Closing Date have been made or will be made on or before the Closing Date. Seller's 401(k) Plan has been operated in all material respects in accordance with its terms and the Internal Revenue Service has issued a favorable determination letter with respect to its qualification under the Code and regulations thereunder, as such Code and regulations are currently in effect with respect to such plan, except for such provisions of the Code and regulations thereunder to which the remedial amendment period of Code Section 401(b) remains open, provided that with respect to such provisions Seller either has or shall apply for such a determination letter on a timely basis. Neither the Seller's 401(k) Plan nor any funding vehicle for such plan are subject to any tax under Code Section 511.

       (c) Seller has furnished Buyer with true and complete copies of: (i) all Employee Benefit Plans and Benefit Arrangements as in effect, together with all amendments thereto which have been adopted as of the Closing Date, regardless of whether such amendments will become effective at a later date,
(ii) the most recent Internal Revenue Service determination letter issued with respect to each Employee Benefit Plan (if any) and (iii) Form 5500 for the most recent completed fiscal year for each Employee Benefit Plan required to file such form.

       (d) Seller has no knowledge of any material actions, suits or claims pending or threatened, against the assets of any Employee Benefit Plan, other than routine claims for benefits.

          (e) At no time has Seller or any employer whose employees have participated in the Wyle Laboratories Retirement Plan or any other defined benefit pension plan maintained or contributed to by Seller or any ERISA Affiliate (collectively, the "Pension Plans") received, directly or indirectly, a distribution of the assets of such Pension Plan. The funding method used in connection with each Pension Plan is acceptable and the actuarial assumptions used in connection with funding each such plan are reasonable.

          (f) Each Employee Benefit Plan which is a "group health plan," as defined in Section 607(1) of ERISA, has been operated in compliance with the provisions of Part 6 of Title I of ERISA and Sections 162(k) and 4980B of the Code ("COBRA") at all times.

     4.19 Tax Matters.
          -----------

          (a) Seller has filed all tax returns that it was required to file, and has paid all Taxes shown thereon as owing, except where the failure to file tax returns or to pay Taxes would not have a material adverse effect on the financial condition of Seller taken as a whole. The returns and other information filed are complete and accurate in all material respects.

          (b) Schedule 4.19 lists all federal income tax returns and all state income tax returns for the States of Alabama, California, Maryland, New Jersey and Virginia filed with respect to the Seller for taxable periods ended on or after December 31, 1990, indicates those income tax returns that have been audited, and indicates those income tax returns that are now the subject of audit.

          (c) Seller has not waived any statute of limitations in respect of income taxes or agreed to any extension of time with respect to an income tax assessment or deficiency.

     4.20 Insurance.  Schedule 4.20 contains a complete and accurate list of
          ---------
all policies or binders of fire, liability, title, worker's compensation, product liability (which list shall be for five (5) years) and other forms of insurance (showing as to each policy or binder the carrier and policy number) maintained by Seller on the Business, the Assets or the employees employed in connection with the Business. To the best of Seller's knowledge, Seller is not in default under any of such policies or binders. All policies and binders provide sufficient coverage for the risks insured against, are in full force and effect on the date hereof and shall be kept in full force and effect through the Closing Date.

     4.21 Accounts Receivable.  Except for contract withholds and other
          -------------------
unbilled receivables (which are addressed below), the accounts receivable reflected in the Interim Balance Sheet, and all accounts receivable arising since the Interim Balance Sheet Date, represent bona fide claims of Seller against debtors for sales, services performed or other charges arising on or before the date hereof, and all the goods delivered and services performed which gave rise to said accounts were delivered or performed in accordance with the applicable orders, Contracts or customer requirements. Said accounts receivable are subject to no defenses, counterclaims or rights of setoff and are fully collectible in the ordinary course of the Business without cost in collection efforts therefor, except to the extent of the appropriate reserves for bad debts on accounts receivable as set forth on the Interim Balance Sheet and, in the case of accounts receivable arising since the Interim Balance Sheet Date, to the extent of a reasonable reserve rate for bad debts on accounts receivable which is not greater than the rate reflected by the reserve for bad debts on the Interim Balance Sheet. The contract withholds and other unbilled receivables reflected in the Interim Balance Sheet are stated in accordance with generally accepted accounting principles and fairly and accurately present the amount of such withholds and unbilled receivables, and all contract withholds and other unbilled receivables reflected on the Interim Balance Sheet or arising since the Interim Balance Sheet Date are, to the best of Seller's knowledge and subject to the completion (by Seller prior to the Closing and by Buyer after the Closing) of the contracts to which such contract withholds and other unbilled receivables relate in accordance with their respective terms, subject to no defenses, counterclaims or rights of setoff and are fully collectible in the ordinary course of Business without cost in collection efforts therefor, except to the extent of the appropriate reserves for bad debts on such withholds and other unbilled receivables as set forth on the Interim Balance Sheet and, in the case of such withholds or other unbilled receivables arising since the Interim Balance Sheet Date, to the extent of a reasonable reserve rate for bad debts on such withholds and other unbilled receivables which is not greater than the rate reflected by the reserve for bad debts relating to contract withholds and other unbilled receivables on the Interim Balance Sheet.

     4.22 Payments.  To the best of Seller's knowledge, Seller has not,
          --------
directly or indirectly, given, paid or delivered any fee, commission or other sum of money or item of property or consideration, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the Business or the Assets, which is, or may be with the passage of time or discovery, illegal under any federal, state or local laws of the United States (including without limitation the U.S. Foreign Corrupt Practices Act) or any other country having jurisdiction; and to the best of Seller's knowledge, Seller has not participated, directly or indirectly, in any kickbacks or boycotts or other similar practices affecting any of its actual or potential customers of the Business and has at all times done business in an open and ethical manner with regard to the Business.

     4.23 Compliance With Environmental Laws.
          -----------------------------------

          (a)  Definitions.  The following terms, when used in this Section
               -----------
4.23, shall have the following meanings. Any of these terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

               (i)     "Release" shall mean and include any spilling, leaking,
                         -------
pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, migrating within the environment or disposing into the environment or the workplace of any Hazardous Substance, and otherwise as defined in any Environmental Law.

               (ii)    "Hazardous Substance" shall mean any quantity of asbestos
                        -------------------
in any form, urea formaldehyde, PCB's, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products, any radioactive substance, any toxic, infectious, reactive, corrosive, ignitible or flammable chemical or chemical compound and any other hazardous substance, material or waste (as defined in or for purposes of any Environmental Law), whether solid, liquid or gas.

          (b)  Compliance with Environmental Laws.  With the exception of those
               ----------------------------------
obligations identified in connection with the provisions of Section 6.8 (whether or not such obligations are included in the Compliance Schedule, as defined in
Section 6.8), to the best of Seller's knowledge, the Facilities are maintained in compliance with all federal, state or local laws, statutes, ordinances, regulations, rules, judgments, orders, notice requirements, agency guidelines or restrictions and licenses, which (i) regulate or relate to the protection or clean-up of the environment; the use, treatment, storage, transportation, handling, disposal or Release of Hazardous Substances, the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources; or the health and safety of persons or property, including without limitation protection of the health and safety of employees; or (ii) impose liability with respect to any of the foregoing, including, without limitation, the Federal Water Pollution Control Act (33 U.S.C. (S) 1251 et seq.), Resource Conservation & Recovery Act (42 U.S.C. (S) 6901 et seq.)
- - -- ---                                                             -- ---
("RCRA"), Safe Drinking Water Act (21 U.S.C. (S) 349, 42 U.S.C. (S)(S)  201,
300f), Toxic Substances Control Act (15 U.S.C. (S) 2601 et seq.), Clean Air Act
                                                        -- ---
(42 U.S.C. (S) 7401 et seq.), Comprehensive Environmental Response, Compensation
                    -- ---
and Liability Act (42 U.S.C. (S) 9601 et seq.) ("CERCLA"), California Health &
                                      -- ---
Safety Code ((S) 25100 et seq., (S) 39000 et seq.), and California Water Code
                       -- ---             -- ---
((S) 13000 et seq.), or any other similar federal, state or local law of similar
           -- ---
effect, each as amended. (All of the above, collectively, the "Environmental Laws").

          (c)  Environmental Permits.  With the exception of those permits or
               ---------------------
missing permits identified in connection with the provisions of Section 6.8 (whether or not such missing permits are included in the Compliance Schedule), to the best of Seller's knowledge, Seller has all Environmental Permits relating to the Business required under any Environmental Law or the provisions of any Environmental Law relating to the Business and each Facility is in compliance with all such Environmental Permits.

          (d)  Notice of Violation.  With the exception of those notices
               -------------------
identified in connection with the provisions of Section 6.8, to the best of Seller's knowledge, Seller has not received any notice at any time that it is or was claimed to be in violation of or in non-compliance with the conditions of any Environmental Permit relating to the Business required under any Environmental Law or the provisions of any Environmental Law relating to the Business that have not been corrected.

          (e)  Pending Actions.  With the exception of those Actions listed in
               ---------------
Schedule 4.23(e), to the best of Seller's knowledge, there is not now pending or threatened any Action against Seller and relating to the Business under any Environmental Law or otherwise with respect to any Release or mishandling of any Hazardous Substance.

          (f)  Judgments.  With the exception of those items listed in Schedule
               ---------
4.23(f), to the best of Seller's knowledge, there are no consent decrees, judgments, judicial or administrative orders or agreements with, or liens by, any governmental authority or quasi-governmental entity relating to any Environmental Law which regulate, obligate, bind or in any way affect the Business or any Facility.

          (g)  Environmental Conditions.  With the exception of those
               ------------------------
Environmental Conditions (as defined below) identified in connection with the provisions of Section 6.8 (whether or not such Environmental Conditions are included in the Compliance Schedule), to the best of Seller's knowledge, there are no present or past Environmental Conditions (as defined below) in any way relating to the Business, including the Owned Real Property and the Leased Real Property. "Environmental Conditions" means the introduction into the environment of any pollution, including without limitation any contaminant, irritant or pollutant or other Hazardous Substance (whether or not upon the Owned Real Property, the Leased Real Property, or other property of the Business and whether or not such pollution constituted at the time thereof a violation of any Environmental Law as a result of any Release of any kind whatsoever of any Hazardous Substance) as a result of which Seller has or may become liable to any person or by reason of which the Owned Real Property, the Leased Real Property or any of the Assets may suffer or be subjected to any lien.

          (h)  Environmental Audits or Assessments.  To the best of Seller's
               -----------------------------------
knowledge, true, complete and correct copies of the written reports, and all parts thereof, including any drafts of such reports if such drafts are in the possession or control of Seller, of all environmental audits or assessments which have been conducted at any Facility, including previous or past operations at each Facility, within the past five (5) years, either by Seller or any attorney, environmental consultant or engineer engaged for such purpose, have been, or, as part of the process identified in Section 6.8(a), will be, delivered to Buyer and a list of all such reports, audits and assessments and any other similar report, audit or assessment of which Seller has knowledge is included on Schedule 4.23(h).

          (i)  Proposition 65.  Except as set forth on Schedule 4.23(i), to the
               --------------
best of Seller's knowledge, Seller does not manufacture or distribute any product in the

State of California which requires the warning mandated by the California Safe Drinking Water and Toxic Enforcement Act of 1986 ("Proposition 65"), California Health and Safety Code (S) 25249.5 et seq.
                                   -- ---

          (j)  New Jersey Industrial Site Recovery Act and State Laws of Similar
               -----------------------------------------------------------------
Effect.  With the exception of those filings contemplated in Section 6.1 or
- - ------
identified in connection with the provisions of Section 6.8, to the best of Seller's knowledge, Seller has not made and has never been required to make any filing under the New Jersey Industrial Site Recovery Act, the Environmental Cleanup Responsibility Act, or any other state law of similar effect.

     4.24 Bids.  Except as disclosed in Schedule 4.24, Seller has not submitted
          ----
any Bid relating to the Business which is currently outstanding and which, if accepted or awarded, would result in a Government Contract where the volume of purchases of materials, supplies, goods, services, equipment or other assets from Seller in connection with the Business under any such resulting Government Contract could be reasonably expected to exceed $250,000. Schedule 4.24 identifies each such Bid by number and the party to which such Bid was made and the proposed price. All cost or pricing data submitted or certified in connection with Bids are current, accurate and complete in accordance with the Truth in Negotiations Act, as amended, and the rules and regulations thereunder.

     4.25 Government-Furnished Property or Equipment.  To the best of Seller's
          ------------------------------------------
knowledge, except as set forth in Schedule 4.25, all personal property, equipment and fixtures loaned, bailed or otherwise furnished to Seller by or on behalf of the U.S. Government that (i) relate to the Business, (ii) are or were used in the conduct of the Business and (iii) are or should be in the possession of Seller subject to any remaining Government rights ("Government-Furnished Items"), are in a good state of maintenance and repair (except for ordinary wear and tear and such conditions resulting solely from delay in repossession by the Government), have been regularly and appropriately maintained and repaired in accordance with all contractual, legal and regulatory requirements and shall be in the possession of Seller on the Closing Date. Seller has complied in all material respects with all of its obligations relating to the Government-Furnished Items, and upon the return thereof to the U.S. Government in the condition thereof on the date hereof, would have no liability to the U.S. Government with respect thereto. To the best of Seller's knowledge, Buyer will incur no liability to the U.S. Government as a result of Seller's failure to keep records, maintain or possess property furnished to Seller by or on behalf of the U.S. Government.

     4.26 Backlog.
          -------

          (a) Schedule 4.26 sets forth, with respect to each Contract having unfilled backlog as of August 31, 1994 in excess of $100,000, the backlog of Seller thereunder as of the date thereof including: the customer name, dollar amount of backlog, backlog that is unfunded by the U.S. Government and any unexercised, subsisting and exercised options.

          (b) Except as set forth in Schedule 4.26, (i) all of the Contracts constituting the backlog of Seller as it relates to the Business (A) were entered into in the ordinary course of business, (B) would be capable of performance in accordance with the terms and conditions of each such Contract by Seller, if it retained the Assets to be transferred and the Assumed Liabilities to be assumed hereunder, and made the planned capital expenditures therefor, and
(C) are the subject of valid and binding written agreements enforceable in accordance with their respective terms, and (ii) Seller has received no notice that any of such Contracts will be cancelled or materially reduced.

     4.27 Clearances.  Except as may be prohibited by the Industrial Security
          ----------
Manual, Schedule 4.27(a) sets forth all facility and personnel security clearances held by Seller and, to the best of Seller's knowledge, all personnel security clearances held by any officer, director, employee, consultant or agent (to the extent such agent or consultant is material to the performance of any Contract) thereof relating to the Assets or the Business. Seller represents that these security clearances are sufficient to allow Buyer to conduct the Business as now conducted by Seller after transfer of the Assets, and that, except as disclosed in Schedule 4.27(b), Seller has no knowledge of any proposed or threatened termination of any personnel or facility security clearance relating to the Assets or the Business (whether or not such clearance is collateral or special access, and whether or not such clearance is listed in
Schedule 4.27(c)).

     4.28 Government Contracts.
          --------------------

          (a) Except as set forth in Schedule 4.28(a), with respect to each and every Government Contract or Bid (which, if accepted, would result in a Government Contract (a "Government Bid")) to which the Business or, with respect to the Business, Seller, is a party: (i) Seller, to the best of Seller's knowledge, has complied with all material terms and conditions of such Government Contract or Government Bid, including all clauses, provisions and requirements incorporated expressly, by reference or by operation of law therein; (ii) Seller, to the best of Seller's knowledge, has complied with all requirements of all material Applicable Laws or agreements pertaining to such Government Contract or Government Bid; (iii) all statements, representations, warranties and certifications executed, acknowledged or set forth in or pertaining to such Government Contract or Government Bid were, to the best of Seller's knowledge, complete and correct as of their effective date and neither contained any untrue statement of any material fact nor omitted to state a material fact necessary in order to make the statements contained therein not misleading, and Seller has, to the best of Seller's knowledge, complied in all material respects with all such statements, representations, certifications and warranties; (iv) neither the U.S. Government nor any prime contractor, subcontractor or other Person has notified Seller, either in writing, or to the best of Seller's knowledge, orally, that Seller has breached or violated any Applicable Law, certification, representation, clause, provision or requirement pertaining to such

Government Contract or Government Bid; (v) to the best of Seller's knowledge, no termination for convenience, termination for default, cure notice or show cause notice is currently in effect pertaining to such Government Contract or Government Bid; (vi) to the best of Seller's knowledge, no cost incurred by Seller pertaining to such Government Contract or Government Bid has been formally questioned or challenged, is the subject of any investigation or has been disallowed by the U.S. Government; (vii) to the best of Seller's knowledge, no money due to Seller pertaining to such Government Contract or Government Bid has been withheld or set off, nor has any claim been made to withhold or set off any such amounts and Seller is entitled to all payments received with respect thereto; (viii) there is no claim, default or claim of default or basis therefore, or event which, with the passage of time, could reasonably be expected to result in a claim or default or give rise to any right of termination, cancellation, acceleration or amendment or other claim by any party; and (ix) there has been no omission by Seller, which may reasonably be expected to result in, and, to the best of Seller's knowledge, there has been no occurrence relating to any product or service of the Business which may reasonably be expected to result in product liability (whether covered by insurance or not) on the part of Seller, with respect to products designed, manufactured, assembled, repaired, maintained, delivered or installed or services rendered with regard to the Business prior to or on the Closing Date, except where such act or omission would not have a material adverse effect on the Assets or the Business.

          (b)  Except as set forth in Schedule 4.28(b), with respect to the
Business: (i) to the best of Seller's knowledge, neither Seller nor any of its directors, officers, employees, consultants or agents is (or during the last three years has been) under administrative, civil or criminal investigation, indictment or information by any Governmental Authority, or any audit or investigation by Seller with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract or Government Bid; and (ii) to the best of Seller's knowledge, during the last three years, Seller has not conducted or initiated any internal investigation or made a voluntary disclosure to the U.S. Government, with respect to any alleged irregularity, misstatement or omission arising under or relating to a Government Contract or Government Bid. To the best of Seller's knowledge there exists no irregularity, misstatement or omission arising under or relating to any Government Contract or Government Bid that has led, or could reasonably be expected to lead, to any of the consequences set forth in clauses (i) or (ii) of the immediately preceding sentence or to any other damage, penalty assessment, recoupment of payment or disallowance of cost. Seller has all permits required to conduct the Business with respect to all Government Contracts, except such permits the failure of which to obtain would not have a material adverse effect on the Assets or the Business.

          (c) Except as set forth in Schedule 4.28(c), with respect to the Business, to the best of Seller's knowledge, there exist (i) no outstanding claims against Seller, either by the U.S. Government or by any prime contractor, subcontractor, vendor or other third party, arising under or relating to any Government Contract or Government Bid; and (ii) no disputes between Seller and the U.S. Government under the

Contract Disputes Act or any other Federal statute or between Seller and any prime contractor, subcontractor or vendor arising under or relating to any Government Contract or Government Bid. To the best of Seller's knowledge, except as set forth in Schedule 4.28(c), Seller has no interest in any pending claim, any claim under consideration, any pending request for equitable adjustment or any request for equitable adjustment under consideration against the U.S. Government or any prime contractor, subcontractor or vendor arising under or relating to any Government Contract or Government Bid. Schedule 4.28(c) lists each Government Contract which is currently under audit (other than routine audits conducted in the ordinary course of business) by the U.S. Government or any other Person that is a party to such Government Contract.

          (d) Except as set forth in Schedule 4.28(d), since January 1, 1988, neither Seller nor the Business has been debarred or suspended from participation in the award of contracts with the United States Department of Defense or any other Governmental Authority, nor has either Seller or the Business been found nonresponsible offerors within the meaning of Federal Acquisition Regulation Subpart 9.1. To the best of Seller's knowledge, there exist no facts or circumstances that would warrant the institution of suspension or debarment proceedings or the finding of nonresponsibility on the part of Seller with respect to the Business, or any director or officer of Seller in respect of the Business.

          (e) Except as set forth in Schedule 4.28(e), to the best of Seller's knowledge, Seller's cost accounting system and the associated entries reflected in Seller's financial statements with respect to the Government Contracts are in compliance in all material respects with all Applicable Laws.

          (f) Except as set forth in Schedule 4.28(e), to the best of Seller's knowledge, all test inspection results provided by Seller to the U.S. Government pursuant to any Government Contract or to any other Person pursuant to a Government Contract or as a part of the delivery to the U.S. Government or to any other Person pursuant to a Government Contract of any article designed, engineered or manufactured in the Business were complete and correct in all material respects as of the date so provided. Except as set forth in Schedule 4.28(f), to the best of Seller's knowledge, Seller has provided all test and inspection results to the U.S. Government or to any other Person pursuant to a Government Contract as required by Applicable Law and the terms of the applicable Government Contracts.

          (g) All cost or pricing data submitted in connection with Government Contracts or Government Bids were current, accurate and complete when submitted and none of the Government Contracts is in, or was awarded in, violation of any "truth-in-negotiations" or "defective pricing" laws, rules or regulations to which they are subject, including but not limited to the Truth in Negotiations Act and the False Claims Act.

                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

          Buyer hereby represents and warrants to Seller as follows, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct, as follows:

     5.1  Organization of Buyer.  Buyer is a corporation duly organized,
          ---------------------
validly existing and in good standing under the laws of the State of Delaware.

     5.2  Authorization.  Buyer has all requisite corporate power and
          -------------
authority, and has taken all corporate action necessary, to execute and deliver this Agreement and the Ancillary Agreements, to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery of this Agreement and the Ancillary Agreements by Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly approved by the board of directors of Buyer. No other corporate proceedings on the part of Buyer are necessary to authorize this Agreement and the Ancillary Agreements and the transactions contemplated hereby. This Agreement is, and each of the Ancillary Agreements will be, duly executed and delivered by Buyer and, when duly executed and delivered by Buyer, each such agreement will be a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, arrangement or other similar laws or equitable principles relating to or limiting creditors' rights generally.

     5.3  No Conflict or Violation.  Neither the execution, delivery or
          ------------------------
performance of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by Buyer with any of the provisions hereof, will (a) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of Buyer, (b) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or, with the exception of any Encumbrance created as a result of the financing of this transaction, result in the creation of any Encumbrance upon any of Buyer's assets under, any of the terms, conditions or provisions of any contract, indebtedness, note, bond, indenture, security or pledge agreement, commitment, license, lease, franchise, permit, agreement, or other instrument or obligation to which Buyer is a party, or (c) violate any statute, rule, regulation, ordinance, code, order, judgment, ruling, writ, injunction, decree or award, except, in the case of each of clauses (a), (b) and (c) above, for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of Encumbrances which, in the aggregate, would not have a material adverse effect on Buyer or its ability to consummate the transactions contemplated hereby.

     5.4  Consents and Approvals.  Except as set forth in Schedule 5.4 hereto
          ----------------------
and other than in connection with or in compliance with the provisions of the HSR Act, and except for the consents needed to assign the collective bargaining agreements and to novate the Government Contracts, no notice to, declaration, filing or registration with, or authorization, consent or approval of, or permit from, any domestic or foreign governmental or regulatory body or authority, or any other person or entity, is required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

     5.5  No Brokers.  Buyer has not employed or made any agreement with any
          ----------
broker, finder or similar agent or any person or firm which will result in the obligation of Seller or any of its affiliates to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

     5.6  Ownership of Seller's Voting Stock.   Buyer and its affiliates
          ----------------------------------
beneficially own, in the aggregate, less than 10% of Seller's voting stock.


                                  ARTICLE VI

                         COVENANTS OF SELLER AND BUYER
                         -----------------------------

          Seller and Buyer each covenant with the other as follows:

     6.1  Further Assurances.  Upon the terms and subject to the conditions
          ------------------
contained herein, each of the parties hereto agrees, both before and after the Closing, (a) to use all reasonable commercial efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, (b) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder, and (c) to cooperate with each other in connection with the foregoing, including using their respective reasonable commercial efforts (i) to obtain all necessary waivers, consents and approvals from other parties to the Assumed Contracts, Proprietary Rights and Leases to be assumed by Buyer hereunder; provided, however, if Buyer and Seller agree that
                            --------  -------
the making of payments, the commencement of litigation or the modification of the terms of such Assumed Contracts, Proprietary Rights and Leases is necessary, proper or advisable to obtain such waivers, consents and approvals, then Buyer or Seller, as appropriate, may make such payments, commence such litigation or effect such modifications; provided, further, that if Buyer and Seller do so
                           --------  -------
agree, then the expenses associated with such payments, litigations or modifications (up to an aggregate maximum of $100,000) shall be borne one-half by Buyer and one-half by Seller, (ii) to obtain all necessary Permits as are required to be obtained under any federal, state, local or foreign law or regulation, (iii) to prepare, mutually approve and record appropriate parking covenant and/or easement agreements so as to ensure that the Owned Real Property and the Excluded Assets all have sufficient parking rights so as to comply with lease requirements and Applicable Law, and so as to permit the conduct of the Business and the continued occupancy of the Facilities and the Excluded Assets on and after Closing, (iv) to process and obtain from the City of Huntsville approval for the division of various legal parcels of real property into separate legal parcels in order that the Owned Real Property and the Excluded Assets in Huntsville all are separately comprised of one or more whole legal parcels, provided that the cost of applying for and processing such approval shall be borne by Seller and that Buyer shall not be required to agree to unreasonable conditions or further material requirements in order to effectuate such subdivision if such conditions or requirements unreasonably interfere with the operation of the Business at such location, (v) to obtain the consent or waiver required pursuant to the New Jersey Industrial Site Recovery Act to transfer the Facility located in Pennsauken, New Jersey, provided that the cost of applying for and processing such approval shall be borne by Seller,
(vi) to defend all Actions challenging this Agreement or the consummation of the transactions contemplated hereby, (vii) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, (viii) to effect all necessary registrations and filings, including without limitation submissions of information requested by governmental authorities, and (ix) to fulfill all conditions to this Agreement. Within fifteen (15) calendar days after the execution and delivery of this Agreement, Buyer and Seller shall make all filings required under the HSR Act. In addition, Seller will commence all action required under clauses (i)-(v) above by a date which is early enough to allow the transactions contemplated hereunder to be consummated by the Closing Date. The parties will cooperate in the removal of the existing requirements associated with Wyle Park in El Segundo so as to assure adequate parking rights for all Facilities presently benefitted by the existing requirements (to the extent of current operations) and to permit the Wyle Park property to be held or developed in separate ownership, without unreasonable restrictions.

     6.2  No Solicitation.
          ---------------

          (a)  No Solicitation.  From the date hereof through the Closing or the
               ---------------
earlier termination of this Agreement, each of Seller and its Representatives shall not, and shall cause each of Seller's Representatives (including without limitation investment bankers, attorneys and accountants), not to, directly or indirectly, solicit or initiate any discussions or negotiations with, or encourage any inquiries or proposals by, any corporation, partnership, individual, person or other entity or group, other than Buyer and its Representatives (any such corporation, partnership, person or other entity or group, a "Third Party"), concerning any sale of all or a portion of the Assets or the Business, (each such transaction being referred to herein as a "Proposed Acquisition Transaction"). Seller shall not, directly or indirectly, through any officer, director, employee, Representative, agent or otherwise, solicit, initiate or encourage the submission of any proposal or offer from any Third Party relating to any Proposed Acquisition Transaction or participate in any negotiations regarding, or encourage, any effort or attempt by any Third Party to seek or effect a Proposed Acquisition Transaction. Seller hereby represents that it is not now engaged in discussions or negotiations with any Third Party with respect to any of the foregoing. The foregoing notwithstanding, Seller may (i) engage in discussions (other than those involving the negotiation of the terms of a Proposed Acquisition Transaction) with, and may furnish information to, a Third Party who has initiated contact with Seller with respect to a Proposed Acquisition Transaction if the special committee of the board of directors of Seller shall have determined in good faith that the failure of Seller to engage in such discussions or to furnish such information could constitute a violation of such directors' fiduciary duties under applicable law; and (ii) engage in negotiations with respect to a Proposed Acquisition Transaction with such a Third Party if such special committee concludes, in good faith, after consultation with its outside financial advisor and outside counsel, that such Third Party is reasonably likely to make a bona fide proposal for a Proposed Acquisition Transaction more favorable to Seller from a financial point of view than the transactions contemplated hereby.

          (b)  Notification.  Seller will immediately notify Buyer if any
               ------------
discussions or negotiations are sought to be initiated, any inquiry or proposal is made, or any information is requested with respect to any Proposed Acquisition Transaction and notify Buyer of the terms of any proposal which it may receive in respect of any such Proposed Acquisition Transaction, including without limitation the identity of the prospective purchaser or soliciting party. Seller shall also provide Buyer with a copy of any offer and shall keep Buyer informed on the status of any negotiations regarding such offers. Seller agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which Seller is a party.

          (c)  Buyer's Right to Match.  Prior to accepting any proposal from a
               ----------------------
Third Party with respect to a Proposed Acquisition Transaction, Seller shall, following compliance with the notice provision set forth in Section 6.2(b) hereof, provide Buyer with the opportunity to match such proposal, upon the terms and subject to the conditions set forth in this Section 6.2(c). Following the negotiation (in accordance with the terms of Section 6.2(a) hereof) with such Third Party of the terms of an agreement relating to a Proposed Acquisition Transaction that Seller proposes to execute, Seller shall provide Buyer with a copy of such agreement and a written notice of any other material terms of the Proposed Acquisition Transaction. For a period of two (2) business days following the receipt of such agreement and notice, Buyer shall have the right to make an offer to Seller to effect with Buyer an acquisition transaction involving the Business on terms at least as favorable to Seller from a financial point of view as those offered by the Third Party. If within such two (2) business day period Buyer makes an offer to Seller with respect to an acquisition transaction involving the Business containing terms that are at least as favorable to Seller from a financial point of view as those offered by the Third Party, then Seller shall execute an acquisition agreement with Buyer containing such terms. If either Buyer elects not to make a matching proposal within such two (2) business day period as provided in this Section 6.2(c), or the special committee of Seller's board of directors concludes, in good faith, after consultation with its outside financial advisor and outside counsel, that Buyer's offer or offers during such period do not contain terms that are at least as favorable to Seller from a financial point of view as those offered by the Third Party, then Seller may, following the elapse of such two (2) business day period, the payment of the amounts contemplated by Section 11.1(c) hereof and compliance with the other relevant terms of this Agreement, terminate this Agreement in accordance with its terms and execute an agreement relating to the Proposed Acquisition Transaction with the Third Party.

          (d) For the purposes of notifying Buyer under Sections 6.2(b) and (c), Seller shall give the contemplated notices and other communications to Messrs.
F. Stephen Wyle, President of Buyer, and to Robert W. MacDonald, Director and Vice President of Buyer (or their respective successors, if any), at the respective addresses for such persons set forth in Section 11.3 hereto.

     6.3  Notification of Certain Matters.  From the date hereof through the
          -------------------------------
Closing, Seller shall give prompt notice to Buyer of (a) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement or in any exhibit or schedule hereto to be untrue or inaccurate in any material respect and (b) any material failure of Seller, or any of its respective affiliates, or of any of Seller's Representatives, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or any exhibit or schedule hereto; provided, however, that such
                                             --------  -------
disclosure shall not be deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition.

     6.4  Access to Information.
          ---------------------

          (a) From the date hereof through the Closing, Seller shall, and shall cause its officers, directors, employees and agents to, afford the Representatives of Buyer and its affiliates reasonable access at all reasonable times to the Assets for the purpose of inspecting the same, and to the officers, employees, agents, attorneys, accountants, properties, Books and Records and Contracts of Seller, in each case relating to the Business or the Assets, and shall furnish Buyer and its Representatives all financial, operating and other data and information as Buyer or its affiliates, through their respective Representatives, may reasonably request.

          (b) (i) Buyer or one or more independent environmental consultant selected by Buyer (the "Consultant(s)")) shall have the right, at Buyer's sole cost and expense, to (A) inspect records, reports, permits, applications, monitoring results, studies, correspondence, data and any other information or documents relevant to environmental conditions or environmental noncompliance, and (B) inspect all buildings and equipment at the Owned Real Property and the Leased Real Property, including without limitation the visual inspection of the Facilities for asbestos-containing construction materials; provided, in each
                                                           --------
case, such inspections shall be conducted only (1) during regular business hours; (2) in a manner which will not unduly interfere with the operation of the Business and/or the use of, access to or egress from the Owned Real Property and the Leased Property; (3) upon reasonable prior notice to Seller; and (4) if required by Seller, in the presence of a Representative of Seller.

               (ii) Buyer's right to inspect records and other documents, and visually inspect all buildings and equipment at the Owned Real Property and the Leased Real Property, shall also be subject to the following terms and conditions:

                     (A) Except as otherwise required by law, any information concerning the Owned Real Property and the Leased Real Property gathered by Buyer or the Consultant(s) as the result of, or in connection with, the testing shall be kept confidential in accordance with subsection (B) below and shall not be revealed to, or discussed with, anyone other than Representatives of Buyer or Representatives of Seller who agree to comply with the provisions of subsection
(B) below; and

                     (B) In the event that any party to this Agreement or any party set forth in subsection (A) above is requested or required to disclose information described in subparagraph (b)(i), Buyer shall provide Seller or Seller shall provide Buyer, as the case may be, with prompt notice of such request so that Seller or Buyer, as the case may be, may seek an appropriate protective order or waiver by the other party's compliance with this Agreement. If, in the absence of a protective order or the receipt of a waiver hereunder, such party is nonetheless, in the opinion of its counsel, compelled to disclose such information to any tribunal or else stand liable for contempt or suffer other censure or penalty, such party will furnish only that portion of the information which is legally required and will exercise its reasonable efforts to obtain reliable assurance that confidential treatment will be afforded to the disclosed information. The requirements of this subparagraph shall not apply to information in the public domain or lawfully acquired on a nonconfidential basis from others.

     6.5  Conduct of Business.  From the date hereof through the Closing,
          -------------------
Seller shall, except as contemplated by this Agreement, or as consented to by Buyer in writing (which consent will not be unreasonably withheld), operate the Business in the ordinary course and in accordance with past practice and will not take any action inconsistent with this Agreement or with the consummation of the Closing. Without limiting the generality of the foregoing, Seller shall not, except as specifically contemplated by this Agreement, from the date hereof through the Closing:

          (a) change or amend the Articles of Incorporation or Bylaws of Seller in a manner adversely affecting the Business;

          (b) enter into, extend, materially modify, terminate or renew any Contract or Lease, except in the ordinary course of the Business;

          (c) sell, assign, transfer, convey, lease, mortgage, pledge or otherwise dispose of or encumber any of the Assets, or any interests therein, except in the ordinary course of the Business;

          (d) incur any obligations or liability for long-term interest bearing indebtedness relating to or encumbering the Assets and which Buyer is required to assume or, except in the ordinary course of the Business, incur any other obligation or liability relating to the Business and which Buyer is required to assume;

          (e) (i) take any action with respect to the grant of any bonus, severance or termination pay (otherwise than pursuant to policies or agreements of Seller in effect on the date hereof that are described on the Disclosure Schedule) or with respect to any increase of benefits payable under its severance or termination pay policies or agreements in effect on the date hereof or increase in any manner the compensation or fringe benefits of any employee employed directly in connection with the Business or pay any benefit not required by any existing Employee Plan or policy to such employees; provided,
                                                                    --------
however, that with the prior approval of Buyer on an employee-by-employee basis,
- - -------
Seller may offer new or enhanced early retirement benefits or severance benefits to no more than 20 employees employed directly in connection with the Business;

               (ii) make any material change in the key management structure of the Business, including without limitation the hiring of additional officers or the termination of existing officers; or

               (iii) except in the ordinary course of the Business, adopt, enter into or amend any Employee Plan, agreement (including without limitation any collective bargaining or employment agreement), trust, fund or other arrangement for the benefit or welfare of any employee employed directly in the Business;

          (f) acquire by merger or consolidation with, or merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any material assets or business of any corporation, partnership, association or other business organization or division thereof if any such transaction could materially affect the Assets, the Business or the consummation of the transactions contemplated hereby;

          (g) fail to expend funds for budgeted capital expenditures or commitments for the benefit of the Business if such expenditures or commitments are reasonably requested to be made by the management of the 3S Group;

          (h) willingly allow or permit to be done, any act by which any of the Insurance Policies relating to the Business may be suspended, impaired or canceled;

          (i) fail to pay its accounts payable and any debts owed by it, or to pay or discharge when due any liabilities, in the ordinary course of the Business;

          (j) fail to maintain the Assets in substantially their current state of repair, excepting normal wear and tear or fail to replace, consistent with Seller's past practice, inoperable, worn-out or obsolete or destroyed Assets;

          (k) make, through the Business or out of the Assets, any loans or advances to any partnership, firm or corporation, or, except for expenses incurred in the ordinary course of the Business, any individual;

          (l) make any income tax election or settlement or compromise with tax authorities that would materially affect or impair the Business or the Assets;

          (m) fail to comply with all laws applicable to it, the Assets and the Business where the failure to comply with such laws would have a material adverse effect on the Assets or the Business;

          (n) intentionally do any other act which would cause any representation or warranty of Seller in this Agreement to be or become untrue in any material respect; or

          (o) enter into any agreement, or otherwise become obligated, to do any action prohibited hereunder.

     6.6  Employee Matters .  This Section 6.6 sets forth specific agreements of
          -----------------
the parties concerning certain employee benefit plan matters. Notwithstanding any possible inferences to the contrary, neither Seller nor Buyer intends for the provisions of this Agreement (including but not limited to this Section 6.6) to create any rights or obligations except as between Seller and Buyer, and no past, present or future employees of Seller or Buyer shall be treated as third party beneficiaries of this Agreement.

          (a) Employees of the Seller employed in the 3S Group may apply for employment with Buyer. Buyer shall have the sole authority and responsibility to determine which individuals will receive offers of employment from Buyer.
The terms and conditions of the offers of employment given by the Buyer shall be determined by Buyer. It is the present intention of Buyer that individuals who accept employment with Buyer shall be required to acknowledge that employment with Buyer is on an "at will" basis, and that any employment-related disputes between Buyer and such individuals shall be resolved through binding arbitration. The employees of Seller employed in the 3S Group hired by Buyer on or after the Closing Date are referred to hereunder as the "Hired Employees". Buyer shall take all required action including giving any notices as may be required under the Worker Retraining Notification Act ("WARN") as a result of the transactions contemplated hereunder. Any employees of Seller employed in the 3S Group who are not hired by Buyer on the Closing Date shall be the responsibility of Seller and shall remain subject to all of Seller's employment policies, plans and programs in accordance with their terms.

          (b) Buyer shall, immediately upon the Closing (or, in the case of any Hired Employee hired within eighteen (18) months of the Closing Date, immediately upon the hire date), provide health care coverage to the Hired Employees and the spouses, former spouses, children and other dependents of the Hired Employees if such persons were covered under Seller's group health care plans (the "Hired Employee Dependents"). The health care coverage provided by Buyer to the Hired Employees and the Hired Employee Dependents shall not exclude or limit coverage of preexisting conditions. Buyer shall be responsible for any obligation to provide benefits under COBRA to any of the Hired Employees and the Hired Employee Dependents as a result of any "qualifying event", as defined in COBRA, arising after the Closing.

          (c) Employees of the 3S Group who were participants in the Wyle Laboratories Retirement Plan shall be fully vested in their accrued benefits as of the Closing Date and such employees' rights concerning such benefits shall be governed according to the terms of such plan.

          (d) Effective as of the Closing Date, Buyer shall establish a 401(k) plan ("Buyer's 401(k) Plan"). The Hired Employees who were eligible to participate in Seller's 401(k) Plan as of the Closing Date shall immediately become eligible to participate in Buyer's 401(k) Plan as of the Closing Date. Buyer's 401(k) Plan shall recognize for vesting and eligibility purposes each Hired Employee's service with Seller prior to the Closing Date and shall permit the Hired Employees to elect to rollover their distributed interests from Seller's 401(k) Plan into Buyer's 401(k) Plan. Buyer shall, as soon as feasible following the Closing Date, submit Buyer's 401(k) Plan to the Internal Revenue Service for a determination of its qualified status. Buyer agrees to make any amendments required by the Internal Revenue Service as a condition of granting a favorable determination. Concurrent with or as soon as administratively feasible following the Closing, Seller shall cause Seller's 401(k) Plan to distribute the entire interests of the Hired Employees to the Hired Employees or if elected by the Hired Employees, their designated Individual Retirement Accounts or Buyer's 401(k) Plan.

          (e) Effective as of the Closing Date, Buyer's group medical plan shall provide retiree medical benefits to the Hired Employees who on or before the Closing Date have the sum of their age (expressed in years and months) and years and months of service (as calculated pursuant to Seller's retiree medical plan ("Seller's Retiree Medical Plan")) equal to or in excess of 75 and who could have retired from Seller's employment immediately prior to the Closing and received retiree medical benefits under Seller's Retiree Medical Plan (the "Covered Employees") and the dependents of the Covered Employees who would be eligible for dependent coverage if the retiree medical benefits were provided pursuant to Seller's Retiree Medical Plan (the "Covered Dependents"). All Covered Employees shall be listed in Schedule 6.6(e). The retiree medical benefits to be provided by Buyer shall commence on the date the retiree medical benefits would have commenced had the Covered Employee retired from Seller's employment at the time the Covered Employee retires from Buyer's employment.
The retiree medical benefits to be provided by Buyer to a Covered Employee and his or her Covered Dependents shall end on the sixty-fifth birthday of the Covered Employee, at which time the Covered

Employee and his or her Covered Dependents shall be provided with such benefits under Seller's Retiree Medical Plan. The terms and conditions of the retiree medical benefits to be provided by Buyer to the Covered Employees and their Covered Dependents shall be the same as the terms and conditions which apply under Seller's Retiree Medical Plan as it exists on the Closing Date; provided,
                                                                      --------
however, that if Seller modifies or terminates Seller's Retiree Medical Plan
- - -------
after the Closing date, Buyer may, at its option, adopt such modification or termination with respect to its plan. Buyer shall continue to maintain the retiree medical benefit provisions prescribed by this Section 6.6(e) until each of the Covered Employee's reaches his or her 65th birthday (or, if sooner, the date Seller terminates Seller's Retiree Medical Plan), and may thereafter amend or terminate such provisions pursuant to the corresponding provisions of Seller's Retiree Medical Plan as it may be amended from time to time.

          (f) Seller agrees to use its reasonable commercial efforts to assist Buyer in negotiating and establishing group health and life plans which mirror the terms of Seller's plans with the insurers and administrators of Seller's group health and life plans. If Buyer is not able to establish any of such group health or life plans for its employees with such insurers and administrators on a separate plan basis, from and after the Closing until December 31, 1994, Buyer may elect to continue to cover the Hired Employees and Dependents in Seller's group health and life plans. Any such coverage shall be provided at Buyer's expense, as determined (i) with respect to group medical benefits, based on actual medical costs (including allocable administrative costs and stop loss premiums) incurred from and after the Closing until December 31, 1994, irrespective of when such costs are submitted as a claim by the employee, and (ii) with respect to group life benefits, as determined under the allocation and accounting policies which Seller maintained as of August 31, 1994. Buyer and Seller will determine a mutually agreeable method of reimbursement, as appropriate, for any costs incurred by Seller in providing such coverage.

          (g) Buyer shall assume Seller's liability for accrued wages and salaries as of the Closing Date (which shall not include any accruals for bonuses, commissions, vacation, holiday or sick leave); provided, however, that
                                                        --------  -------
Buyer will in no event assume such accrued wages and salaries for more than the immediately prior and the current pay periods of Seller through the Closing Date.

     6.7  Financing.  Buyer shall use its reasonable commercial efforts to
          ---------
obtain as promptly as practicable after the date hereof, and in any event within forty-five (45) days after the date hereof, and shall deliver to Seller an executed copy of, one or more signed instruments setting forth the commitment of one or more reputable financial institutions to provide funding of not less than $20,000,000 for use to consummate the transactions contemplated hereby, subject to customary conditions (the "Bank Commitment Letters"). For the purposes of this Section 6.7 only, "reasonable commercial efforts" shall be deemed to include promptly contacting prospective lending institutions, diligently processing loan applications and requests for information from such institutions and paying the customary fees and expenses of such institutions. Schedule 6.7 contains a list of the names of the entities that Buyer has contacted or intends to contact in connection with obtaining such financing. Buyer will respond to reasonable telephone inquiries by either Ralph L. Ozorkiewicz or R. Van Ness Holland about the status of Buyer's efforts to obtain the financing. On the date of this Agreement, Buyer will provide Seller with written commitments of the proposed equity investors in Buyer to invest up to $10,000,000 in the equity capital of Buyer on or before the Closing Date provided that all of the conditions to Buyer's obligation to consummate the purchase of the Assets are met.

     6.8  Environmental Matters.
          ----------------------

          (a)  Post-Closing Compliance Obligations.  The parties acknowledge
               -----------------------------------
that the Facilities to be sold by Seller to Buyer under this Agreement may require certain action after the Closing Date to ensure compliance with Environmental Laws. The parties hereby agree that the transactions contemplated hereby will only close if Seller and Buyer reach agreement on the scope of certain post-closing compliance obligations to be performed by Seller (the "Post-Closing Compliance Obligations"), which will be set forth in a schedule (the "Compliance Schedule") to this Agreement. To facilitate development of the Compliance Schedule, Seller covenants to give Buyer full access to all environmental information relevant to the Facilities, including any environmental audits or assessment as referenced in Section 4.23(h), and to any personnel hired in a consulting role by Seller to prepare environmental assessments of the Facilities. Within twenty-one (21) calendar days of the date of this Agreement, or later if so agreed by Seller and Buyer, Buyer shall present Seller with a list setting forth the items Buyer will require to be corrected to ensure compliance with Environmental Laws. If Seller elects not to correct any items set forth on the Compliance Schedule (or which Seller separately identifies to Buyer as an item that should reasonably be included on the Compliance Schedule), then either Buyer or Seller shall have the right to terminate this Agreement pursuant to Section 11.1(a)(vii), provided that if
                                                           --------
Seller elects not to terminate this Agreement then Buyer may consummate the transactions provided for herein and Seller shall thereby not be obligated to obtain compliance for those items it elected not to correct; provided further,
                                                             -------- -------
however, that Seller's election not to correct any item on the Compliance
- - -------
Schedule and the elimination of such item from the final Compliance Schedule as described below, will not eliminate Seller's obligations regarding such items under Section 10.4 of this Agreement. The final list of items that Seller and Buyer agree will be corrected will be embodied in the final Compliance Schedule to this Agreement and Seller will, upon and after the Closing, be obligated to effect such corrective steps with respect to the items set forth on such list as provided in Section 6.8(c) below.

          (b)  Timing and Procedure for Post-Closing Compliance Obligations.
               ------------------------------------------------------------
Seller and Buyer further agree that the Post-Closing Compliance Obligations will be completed according to the deadlines provided in the Compliance Schedule, unless otherwise agreed to by Seller and Buyer.

          (c)  Seller to Perform Post-Closing Compliance Obligations.  Without
               -----------------------------------------------------
in any way limiting the scope of Seller's obligations under Section 10.4 of this Agreement as to indemnification for liabilities resulting from violations of noncompliance with Environmental Laws, Seller assumes responsibility for completion of, and shall control the completion of, any Post-Closing Compliance Obligations, including but not limited to payment of costs for investigations, studies, monitoring costs, preparation of plans, designs, applications, repair, capital improvements, cleanup, closure, corrective actions and the retention of necessary technical consultants or legal counsel. Seller hereby covenants to work with Buyer to ensure minimal interruption and inconvenience to Buyer's business activities in connection with the Post-Closing Compliance Obligations.

          (d)  Participation in Post-Closing Compliance Obligations.  Seller and
               ----------------------------------------------------
Buyer further agree that Buyer shall have the right to observe and comment on the Post-Closing Compliance Obligations. In addition, neither party shall negotiate with, fulfill any requirements or claims made by a Governmental Authority or third party, settle or contest such requirement or third-party claim without notice to the other party, and each party shall have the right to participate fully in any and all negotiations relevant to the Post-Closing Compliance Obligations. Seller and Buyer further agree that each party's rights under this subparagraph (d) also apply to Post-Closing Compliance Obligations conducted from the date of this Agreement to the Closing Date.

          (e)  Limitations upon Effect of Compliance Schedule and Post-Closing
               ---------------------------------------------------------------
Compliance Activities.  Seller understands and agrees that the Compliance
- - ---------------------
Schedule is not in any way intended to be a dispositive list of Environmental Conditions that may exist with regard to the Owned Real Property, the Leased Real Property, or any other Asset and that Seller's performance of its Post-Closing Compliance Obligations does not in any way create a presumption that any Environmental Condition that becomes known at any time in the future does not fall within the scope of Seller's obligations under Section 10.4 of this Agreement as to indemnification for liabilities resulting from violations of or noncompliance with Environmental Laws.

     6.9  Letters of Credit.  On or prior to the Closing Date, Buyer shall use
          -----------------
reasonable commercial efforts to procure letters of credit from reputable financial institutions containing terms substantially similar to those contained in those certain letters of credit procured by Seller and listed in Schedule 4.7(a) hereto. In addition, Buyer and Seller shall use their reasonable commercial efforts (a) to obtain consents from the various beneficiaries under such existing letters of credit of Seller listed in Schedule 4.7(a) to substitute the letters of credit to be procured by Buyer for the existing letters of credit of Seller listed in Schedule 4.7(a) and (b) to obtain consents from each beneficiary of such existing letters of credit of Seller listed in
Schedule 4.7(a) to such substitution on or prior to the Closing Date.

     6.10 Collection of Employee Accounts Receivable.  Buyer shall use its best
          ------------------------------------------
efforts to collect any employee accounts receivable reflected in the Interim Balance Sheet or arising since the Interim Balance Sheet Date.


                                  ARTICLE VII

                       CONDITIONS TO SELLER'S OBLIGATIONS
                       ----------------------------------

          The obligations of Seller to consummate the transactions provided for hereby are subject, in the discretion of Seller, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Seller:

     7.1  Representations, Warranties and Covenants.  All representations and
          -----------------------------------------
warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof, and Buyer shall have performed and satisfied all material agreements and covenants required hereby to be performed by it prior to or on the Closing Date.

     7.2  No Proceedings, Litigation or Laws.  No Action by any governmental
          ----------------------------------
authority or other person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to materially damage Seller if the transactions contemplated hereunder are consummated. There shall not be any statute, rule or regulation that makes the purchase and sale of the Business or the Assets contemplated hereby illegal or otherwise prohibited.

     7.3  Opinion of Counsel.  Buyer shall have delivered to Seller an opinion
          ------------------
of counsel to Buyer, dated as of the Closing Date, in form and substance reasonably satisfactory to Seller.

     7.4  Certificates.  Buyer shall furnish Seller with such certificates of
          ------------
its officers and others to evidence compliance with the conditions set forth in this Article VII as may be reasonably requested by Seller.

     7.5  Corporate Documents.  Seller shall have received from Buyer
          -------------------
resolutions adopted by the board of directors of Buyer approving this Agreement, the Ancillary Agreements and the transactions contemplated hereby, certified by Buyer's corporate secretary.

     7.6  HSR Act.  The applicable waiting period (if any), including any
          -------
extension thereof, under the HSR Act shall have expired.

     7.7  Assumption Document.  Buyer shall have executed and delivered the
          -------------------
Assumption Document.

     7.8  Other Agreements.  Buyer shall have executed and delivered the
          ----------------
Ancillary Agreements in the forms attached hereto.

     7.9  ISRA.  Seller shall have obtained the consent or waiver required
          ----
pursuant to the New Jersey Industrial Site Recovery Act to transfer the Facility located in Pennsauken, New Jersey.


                                 ARTICLE VIII

                       CONDITIONS TO BUYER'S OBLIGATIONS
                       ---------------------------------

          The obligations of Buyer to consummate the transactions provided for hereby are subject, in the discretion of Buyer, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Buyer:

     8.1  Representations, Warranties and Covenants.  All representations and
          -----------------------------------------
warranties of Seller contained in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof, and Seller shall have performed and satisfied all material agreements and covenants required hereby to be performed by it prior to or on the Closing Date.

     8.2  Consents.  Except with regard to the novation of the Government
          --------
Contracts which is specifically addressed in Section 8.16, all Permits and waivers (a) necessary to the consummation of the transactions contemplated hereby (including, without limitation, all required third party consents to the assignment of the Leases and Assumed Contracts and Proprietary Rights) and for the operation of the Business by Buyer shall have been obtained and (b) which, either individually or in the aggregate, if not obtained, would have a material adverse effect on the Assets or the Business, or materially adversely affect the transactions contemplated hereby, shall have been obtained.

     8.3  No Proceedings or Litigation.  No Action by any governmental
          ----------------------------
authority or other person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to damage Buyer materially if the transactions contemplated hereby are consummated, including without limitation any material adverse effect on the right or ability of Buyer to own, operate, possess or transfer the Assets after the Closing. There shall not be any statute, rule or regulation that makes the purchase and sale of the Business or the Assets contemplated hereby illegal or otherwise prohibited.

     8.4  Opinion of Counsel.  Seller shall have delivered to Buyer opinions of
          ------------------
the general counsel of Seller and of O'Melveny & Myers, special counsel to Seller, dated as of the Closing Date, each in form and substance reasonably satisfactory to Buyer.

     8.5  Certificates.  Seller shall furnish Buyer with such certificates of
          ------------
its officers and others to evidence compliance with the conditions set forth in this Article VIII as may be reasonably requested by Buyer.

     8.6  Material Changes.  Since the Interim Balance Sheet Date, there shall
          ----------------
not have been any material adverse change with respect to the Business or the Assets.

     8.7  Corporate Documents.  Buyer shall have received from Seller
          -------------------
resolutions adopted by the board of directors of Seller approving this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby, certified by Seller's corporate secretary.

     8.8  HSR Act.  The applicable waiting period (if any), including any
          -------
extension thereof, under the HSR Act shall have expired.

     8.9  Due Diligence Review.  Buyer and its Representatives shall have
          --------------------
conducted a due diligence review of Seller's Books and Records, Financial Statements, and other records and accounts of the Business, and in the sole discretion of Buyer, Buyer shall be satisfied on the basis of such review that there has been no breach of the representations and warranties or the pre-Closing covenants of Seller made pursuant to this Agreement. Such review shall have no effect whatsoever on the liability of Seller to Buyer under this Agreement or otherwise for breach of any representations, warranties, or covenants of Seller or hereunder.

     8.10 Financing.  Buyer shall have secured the proceeds of the financing
          ---------
contemplated by Section 6.7 hereof on terms and conditions satisfactory to it or, if the Bank Commitment Letters have been executed and delivered pursuant to such Section, upon the terms and conditions specified in such Bank Commitment Letters.

     8.11 Conveyancing Documents; Release of Encumbrances.  Seller shall have
          -----------------------------------------------
executed and delivered each of the documents described in Section 3.2 hereof so as to effect the transfer and assignment to Buyer of all of Seller's right, title and interest in and to the Assets, subject only to Permitted Encumbrances, and Seller shall have filed (where necessary) and delivered to Buyer all documents necessary to release the Assets from all Encumbrances as required by
Section 4.6, which documents shall be in a form reasonably satisfactory to Buyer's counsel.

     8.12 Other Agreements.  Seller shall have executed and delivered the
          ----------------
Ancillary Agreements.

     8.13 Title Policy.  Buyer shall have obtained, at Seller's sole cost and
          ------------
expense (except that Buyer shall be obligated to reimburse Seller for one-half of the sum of (a) the amount by which the cost of obtaining the ALTA owner's policy or policies of title insurance contemplated by this Section exceeds the cost that would have been paid for CLTA owner's policy or policies covering the subject properties, and (b) the cost of obtaining the Surveys, as described in
Section 4.6 hereof, up to a maximum reimbursement amount hereunder and under such Section 4.6 of $50,000), an ALTA owner's policy or policies of title insurance without survey exceptions insuring fee title to Seller's Owned Real Property with no exceptions other than Permitted Encumbrances and those shown on the PTRs as acceptable to Buyer and not required to be removed by Seller pursuant to Section 4.6, and including endorsements confirming that each of the Facilities located on Owned Real Property constitutes a legal lot or lots and the use thereof complies with all applicable subdivision regulations, and any other endorsements reasonably required by Buyer.

     8.14 Lease Estoppels.  Buyer shall have received estoppel certificates
          ---------------
from each landlord of a leased Facility in a form and substance satisfactory to Buyer which such certificates shall confirm that the Leases are valid, binding and enforceable in accordance with their terms and are in full force and effect; no event of default has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default thereunder on the part of Seller or landlord; and, to the best of Seller's knowledge, landlord has no knowledge of the occurrence of any event of default which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default thereunder by any other party.

     8.15 Tax Clearance Certificate.  Seller shall provide Buyer with a
          -------------------------
clearance certificate or similar document(s) that may be required by any state taxing authority in order to relieve Buyer of any obligation to withhold any portion of the Purchase Price.

     8.16 Government Contracts.  Buyer shall have received indications from
          --------------------
relevant Responsible Contracting Officers reasonably satisfactory to Buyer that novations (or acceptable substitutes as identified in Section 9.3) are reasonably likely to be granted with respect to all or substantially of the Government Contracts, under conditions reasonably satisfactory to the Buyer.

     8.17 Permits, Consents and Approvals.   None of the rights of Seller in the
          -------------------------------
Contracts or Permits shall be impaired by reason of the consummation of the transactions contemplated by this Agreement, and, except for those Government Contracts which have not been novated as of the Closing Date, all of the rights of Seller in those Contracts assumed by Buyer shall be enforceable by Buyer after the Closing to the same extent as if such transactions had not been consummated. All lessors under Leases shall have, subject to the provisions of Sections 9.2 and 9.4 hereof, consented (where such consent is necessary) to the assignment of the Leases by Seller to Buyer.

     8.18 ISRA.  Seller shall have obtained the consent or waiver required
          ----
pursuant to the New Jersey Industrial Site Recovery Act to transfer the Facility located in Pennsauken, New Jersey.


                                  ARTICLE IX

                      RISK OF LOSS; CONSENTS TO ASSIGNMENT
                      ------------------------------------

     9.1  Risk of Loss.  From the date hereof through the Closing Date, all
          ------------
risk of loss or damage to the property included in the Assets shall be borne by Seller, and thereafter shall be borne by Buyer. If any portion of the Assets is destroyed or damaged by fire or any other cause on or prior to the Closing Date, other than use, wear or loss in the ordinary course of the Business, Seller shall give written notice to Buyer as soon as practicable after, but in any event within five (5) calendar days of, discovery of such damage or destruction, the amount of insurance, if any, covering such Assets and the amount, if any, which Seller is otherwise entitled to receive as a consequence. Prior to the Closing, Buyer shall have the option, which shall be exercised by written notice to Seller within ten calendar days after receipt of Seller's notice or if there are not ten calendar days prior to the Closing Date, as soon as practicable prior to the Closing Date, of (a) accepting such Assets in their destroyed or damaged condition in which event Seller shall deliver to Buyer the proceeds of any insurance or other proceeds payable with respect to such loss, up to an amount not exceeding the replacement cost of such destroyed or damaged Assets, and the full Purchase Price shall be paid for such Assets, or (b) terminating this Agreement in accordance with Section 11.1. If Buyer accepts such Assets, then after the Closing, any insurance or other proceeds shall belong, and shall be assigned to, Buyer without any reduction in the Purchase Price; otherwise, such insurance proceeds shall belong to Seller.

     9.2  Consents to Assignment.  Anything in this Agreement to the contrary
          ----------------------
notwithstanding, this Agreement shall not constitute an agreement to assign any Contract, Lease, license, sales order, purchase order or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach thereof or in any way adversely affect the rights of Buyer thereunder. Except with respect to Government Contracts which shall be governed by the provisions of Section 9.3, and Facility Leases which shall be governed by the provisions of
Section 9.4, if such consent is not obtained, or if an attempted assignment thereof would be ineffective or would affect the rights thereunder so that Buyer would not receive all such rights, Buyer shall have the option, which shall be exercised on or before the Closing Date by giving written notice to Seller, of
(a) excluding such Contracts, licenses, sales orders, purchase orders or any other claim or right or benefit arising thereunder or resulting therefrom, and the full

Purchase Price shall be paid for such Assets, (b) if Buyer and Seller so agree, entering into a mutually satisfactory subcontracting or similar arrangement with Seller with regard to such Contracts, licenses, sales orders, purchase orders or any other claim or right or benefit arising thereunder or resulting therefrom, in which event the full Purchase Price shall be paid for such Assets, or (c) terminating this Agreement in accordance with Section 11.1.

          In addition, and without limitation of the foregoing, Seller agrees that if the Aerojet-General Corporation (or any successor in interest) ("Aerojet") exercises prior to the Closing the right of first refusal in its favor arising under that certain Agreement dated April 30, 1990 between Aerojet and Seller with respect to certain land in Lincoln County, Nevada (the "Nevada Land"), Seller shall assign the proceeds (net of transaction costs) received in connection with such exercise to Buyer at the Closing. Any such proceeds shall not be included in the determination of the Closing Balance Sheet or of Working Capital hereunder, or otherwise affect the Purchase Price.

     9.3  Assignment of Government Contracts.
          ----------------------------------

          (a) This Section 9.3 sets forth the procedures that the parties will use with respect to the assignment of Government Contracts and any claim, right or benefit arising thereunder or resulting therefrom.

          (b) With respect to any Government Contract or any claim, right and benefit arising thereunder or resulting therefrom, Seller and Buyer will use their reasonable commercial efforts to obtain the written consent of the other parties to such Government Contract for the assignment or novation thereof to Buyer pursuant hereto, or written confirmation from such parties reasonably satisfactory in form and substance to Buyer and Seller that such consent is not required. As soon as practicable following the date hereof, (i) with respect to each Prime Government Contract to which Seller is a party, Seller shall either obtain written confirmation reasonably satisfactory in form and substance to Buyer and Seller that novation of such Prime Government Contract is not required or submit to the relevant Responsible Contracting Officer a written request that the U.S. Government enter into a Government Contract Novation with Buyer with respect to such Prime Government Contract; and (ii) with respect to each Government Contract that is not a Prime Government Contract, Seller shall submit to the parties thereto documentation reasonably satisfactory in form and substance to Buyer and Seller shall seek the written waiver or approval of the other contracting party or parties thereto to the transfer and assignment of all of Seller's claims, rights, benefits and liabilities thereunder to Buyer at the Closing. In this regard, Seller and Buyer shall take all actions required or customary under the Federal Acquisition Regulation, and Seller shall continue to participate fully in, and cooperate fully with, such efforts following the Closing Date. Except as provided in the immediately preceding sentence, in no event shall Seller or Buyer be obligated to pay any money to the U.S. Government or any other Person or to offer or grant other financial or other accommodations to the U.S.

Government or any other Person in connection with obtaining any Government Contract Novation or any such consent or waiver.

          (c)  [Reserved]

          (d) If such novation, consent, waiver or confirmation is not obtained with respect to any such Government Contract, Seller and Buyer will cooperate in an arrangement reasonably satisfactory to Buyer and Seller under which Buyer would obtain, to the extent practicable, the claims, rights and benefits and assume the corresponding obligations thereunder in accordance with this Agreement, including subcontracting, sub-licensing or sub-leasing to Buyer, or under which Seller would enforce for the benefit of Buyer, with Buyer assuming Seller's obligations, any and all claims, rights and benefits of Seller against a third party thereto. Seller will promptly pay to Buyer when received all monies received by Seller under any Asset or any claim, right or benefit arising thereunder not transferred pursuant to this Section 9.3(d). With respect to any such consent, waiver, assignment or novation that the Government or any prime contractor refuses to provide or that is not received within two years after the Closing Date, or with respect to any such reasonably satisfactory subcontracting or other similar arrangement that is not entered into and consented to within ninety (90) days after the Closing Date, Buyer shall have the option (which shall be exercised within ninety days after such option matures by giving written notice to Seller) of excluding such Government Contract, in which event the Purchase Price and the Breakpoint shall be equitably reduced post-Closing. Buyer and Seller agree that such post-Closing Purchase Price reduction shall be in an equitable amount in order that Buyer not be deprived of the benefits bargained for by it under this Agreement.

          (e) No instrument the Government requires Seller and/or Buyer to execute in connection with any novation or assignment contemplated by this
Section 9.3 (including, without limitation, a novation agreement as contemplated by Federal Acquisition Regulation 42.1204) shall alter the provisions of this Agreement concerning the allocation of liabilities between Buyer and Seller. As to any contingent liability allocated by the provisions of this Agreement to Seller, Seller shall indemnify Buyer against, and hold Buyer harmless from, any claims by the U.S. Government against Buyer for satisfaction of such contingent liabilities pursuant to any such novation instrument. As to any contingent liability allocated by the provisions of this Agreement to Buyer, Buyer shall indemnify Seller against, and hold Seller harmless from, any claims by the U.S. Government against Seller for satisfaction of such contingent liabilities pursuant to such novation instrument.

     9.4  Facility Lease Consents.  With respect to any Facility Lease, if
          -----------------------
Seller has not obtained any required consents or estoppels by the Closing Date, the following provisions shall apply:

          (a)  Facility Lease--Consent Required.  As to any Facility Lease
               --------------------------------
requiring consent, either Buyer or Seller may so terminate this Agreement.

          (b)  Subleases.  The parties acknowledge and agree that some of the
               ---------
Facility Leases may provide that, although the Facility Lease may not be assigned by Seller without the written consent of the other party thereto, Seller may sublet the property covered by such Facility Lease without such consent. If any such other party thereto refuses to give its written consent to an assignment of such Facility Lease, or conditions its consent on terms unacceptable to Seller or Buyer, then in lieu of assigning such Facility Lease to Buyer, and with no adjustment in the Purchase Price, Seller shall sublet the Facility to Buyer on the same terms and conditions (including rental and other payments) that are contained in the existing Facility Lease, for the balance of the term thereof less one day.


                                   ARTICLE X

                          ACTIONS BY SELLER AND BUYER
                          ---------------------------
                               AFTER THE CLOSING
                               -----------------

     10.1 Collection of Accounts Receivable and Letters of Credit.  At the
          -------------------------------------------------------
Closing, Buyer will acquire hereunder, and thereafter Buyer or its designee shall have the right and authority to collect for Buyer's or its designee's account, all receivables, letters of credit and other items which constitute a part of the Assets, and Seller shall within forty-eight (48) hours after receipt of any payment in respect of any of the foregoing, properly endorse and deliver to Buyer any letters of credit, documents or checks received on account of or otherwise relating to any such receivables, letters of credit or other items. Seller shall promptly transfer or deliver to Buyer or its designee any cash or other property that Seller may receive in respect of any deposit, prepaid expense, claim, contract, license, lease, commitment, sales order, purchase order, letter of credit or receivable of any character, or any other item, constituting a part of the Assets.

     10.2 Books and Records; Tax Matters.
          ------------------------------

          (a)  Books and Records.  Each party agrees that it will cooperate with
               -----------------
and make available to the other party, during normal business hours, all Books and Records, information and employees (without substantial disruption of employment) retained and remaining in existence after the Closing which are necessary or useful in connection with any tax inquiry, audit, investigation or dispute, any litigation or investigation or any other matter requiring any such Books and Records, information or employees for any reasonable business purpose. The party requesting any such Books and Records, information or employees shall bear all of the out-of-pocket costs and expenses (including without limitation attorneys' fees, but excluding reimbursement for salaries and employee benefits) reasonably incurred in connection with providing such Books and Records, information or employees. All information received pursuant to this Section 10.2(a) shall be subject to the terms of the Confidentiality Agreement to the extent provided by Seller, and will be kept in confidence by Seller and its Representatives as provided in Section 11.11(b).

          (b)  Cooperation and Records Retention.  Seller and Buyer shall (i)
               ---------------------------------
each provide the other with such assistance as may reasonably be requested by either of them in connection with the preparation of any return, audit, or other examination by any taxing authority or judicial or administrative proceedings relating to liability for Taxes, (ii) each retain and provide the other with any records or other information that may be relevant to such return, audit or examination, proceeding or determination, and (iii) each provide the other with any final determination of any such audit or examination, proceeding, or determination that affects any amount required to be shown on any tax return of the other for any period. Without limiting the generality of the foregoing, Buyer and Seller shall each retain, until the applicable statutes of limitations (including any extensions) have expired, copies of all tax returns, supporting work schedules, and other records or information that may be relevant to such returns for all tax periods or portions thereof ending on or before the Closing Date and shall not destroy or otherwise dispose of any such records without first providing the other party with a reasonable opportunity to review and copy the same.

          (c)  Preparation of Form W-2's.  Pursuant to Revenue Procedure 84-77
               -------------------------
(1984-2 C.B. 753), provided that Seller provides Buyer with all necessary payroll records for the calendar year which includes the Closing Date, Buyer shall furnish a Form W-2 to each employee employed by Buyer who had been employed by Seller disclosing all wages and other compensation paid for such calendar year, and taxes withheld therefrom, and Seller shall be relieved of the responsibility to do so.

     10.3 Survival of Representations, Etc.   The representations, warranties,
          --------------------------------
covenants and agreements of Seller and Buyer contained herein shall survive the consummation of the transactions contemplated hereby and the Closing Date, without regard to any investigation made by any of the parties hereto. Except as provided in this sentence, all such representations and warranties and all claims and causes of action with respect thereto (other than the provisions of Sections 4.18, 4.19 and 4.23, and all claims and causes of action with respect thereto) shall terminate two years after the Closing Date. The representations and warranties in Sections 4.18 and 4.19 shall survive until the expiration of the applicable statute of limitations (with extensions) with respect to the matters addressed in such sections. The representations and warranties in
Section 4.23 shall terminate five (5) years after the Closing Date. The termination of the representations and warranties provided herein shall not affect the rights of a party in respect of any Claim made by such party in a writing received by the other party prior to the expiration of the applicable survival period provided herein.

     10.4 Indemnifications.
          ----------------

          (a)  By Seller.  Seller shall indemnify, save and hold harmless Buyer,
               ---------
its affiliates and subsidiaries, and its and their respective Representatives (collectively, the "Buyer Indemnified Parties"), from and against any and all costs, losses (including without limitation diminution in value), Taxes (subject to Sections 2.8(b) and 2.9), liabilities, obligations, damages, lawsuits, deficiencies, claims, demands, and expenses

(whether or not arising out of third-party claims), including without limitation interest, penalties, costs of mitigation, losses in connection with any Environmental Law (including, without limitation, costs for any clean-up, remedial, corrective or response action, costs of compliance activities, fines and penalties), lost profits and other losses resulting from any shutdown or curtailment of operations, damages to the environment, reasonable attorneys' fees and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing (herein, "Damages"), incurred in connection with, arising out of, resulting from or incident to (i) any breach of any representation or warranty or the inaccuracy of any representation, made by Seller in or pursuant to this Agreement; (ii) any breach of any covenant or agreement made by Seller in or pursuant to this Agreement; (iii) any Damages of any nature (absolute, accrued, contingent or otherwise) of Seller or any ERISA Affiliate arising under or relating to any Employee Benefit Plan or Benefit Arrangement, including but not limited to (A) any Damages or commitment to or offset in favor of any agency of the United States Government or (B) refusal of any United States Government agency to reimburse the Buyer Indemnified Parties fully for costs of any employee benefit plan or benefit arrangement maintained or contributed to by any such Buyer Indemnified Party which are allocable to flexibly priced contracts with any such agency (to the extent that such refusal is related to the closure or funding status of any Employee Benefit Plan or Benefit Arrangement); (iv) any Excluded Liability other than any Excluded Liability arising under Section 2.3(g); (v) any liability or obligation arising out of CERCLA, any equivalent state statute or any other Environmental Law, except to the extent that such liability or obligation is caused primarily by actions or events occurring at a Facility after the Closing Date; or (vi) any liability imposed upon any Buyer Indemnified Party by reason of any such Buyer Indemnified Party's status as transferee of the Business or the Assets; provided, however, that the Buyer
                                          --------  -------
Indemnified Parties shall be indemnified hereunder for Damages arising out of or related to clause (i) above only when the aggregate amount of such Damages exceeds $350,000; provided, further, that at such time, if any, as the aggregate
                  --------  -------
amount of such Damages exceeds $350,000, the Buyer Indemnified Parties shall have the right to be indemnified for all of such Damages (including the first $350,000 in Damages). This $350,000 threshold notwithstanding, the Buyer Indemnified Parties shall have the right to make a Claim for indemnification hereunder prior to the time at which such threshold has been surpassed for the purpose of asserting such Claim within the relevant survival period of the applicable representation or warranty.

          The term "Damages" as used in this Section 10.4 is not limited to matters asserted by third parties against the Seller Indemnified Parties or the Buyer Indemnified Parties, but includes Damages incurred or sustained by the Seller Indemnified Parties or the Buyer Indemnified Parties in the absence of third party claims. Payments by any Buyer Indemnified Party of amounts for which such Buyer Indemnified Party is indemnified hereunder, and payments by any Seller Indemnified Party of amounts for which such Seller Indemnified Party is indemnified, shall not be a condition precedent to recovery. Seller's obligation to indemnify the Buyer Indemnified Parties, and Buyer's obligation to indemnify the Seller Indemnified Parties, shall not limit any other rights, including rights of contribution which any person may have under statute or common law (except as limited by the release provisions in Section 10.4(h)(iv)).

          (b)  By Buyer.  Buyer shall indemnify and save and hold harmless
               --------
Seller, its affiliates and subsidiaries, and their respective Representatives (collectively, the "Seller Indemnified Parties"), from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to (i) any breach of any representation or warranty or the inaccuracy of any representation, made by Buyer in or pursuant to this Agreement; (ii) any breach of any covenant or agreement made by Buyer in or pursuant to this Agreement;
(iii) any Assumed Liability; (iv) any liability or obligation arising out of CERCLA, any equivalent state statute or any other Environmental Law to the extent that such liability or obligation is (A) caused primarily by acts or omissions of Buyer or any third party and (B) occurs at a Facility after the Closing Date; or (v) any claim made by a third party after the Closing alleging product or warranty liability to the extent such claim relates to any products manufactured or services provided by Buyer after the Closing.

          (c)  Cooperation.  The indemnified party shall cooperate in all
               -----------
reasonable respects with the indemnifying party and the attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified party may, at its own
                   --------  -------
cost, participate in negotiations, arbitrations and the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. The parties shall cooperate with each other in any notifications to insurers.

          (d)  Defense of Claims.  If a claim for Damages (a "Claim") is to be
               -----------------
made by a party entitled to indemnification hereunder against the indemnifying party, the party claiming such indemnification shall, subject to Section 10.3, give written notice (a "Claim Notice") to the indemnifying party as soon as practicable after the party entitled to indemnification becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Section 10.4. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within fifteen (15) calendar days after the service of the citation or summons). The failure of any indemnified party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After such notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the indemnifying party shall be entitled, if it so elects, (i) to take control of the defense and investigation of such lawsuit or action, (ii) to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying party's cost, risk and expense unless the named parties to any such lawsuit or action (including any impleaded parties) include both the indemnified and indemnifying party, and the indemnified party shall have been advised in writing by counsel that there are one or more legal defenses available to the indemnified party which are different from or additional to those available to the indemnifying party and counsel to the indemnifying party is unwilling or unable (as a result of conflicts of interest or otherwise) to assert such defenses on behalf of the indemnified party (in which case, if the indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such lawsuit or action on behalf of the indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the indemnified party, which firm shall be designated in writing by the indemnified party), and (iii) to compromise or settle such claim, which compromise or settlement shall be made only with the written consent of the indemnified party, such consent not to be unreasonably withheld. If the indemnifying party so acknowledges its obligation hereunder and so takes control of the defense and investigation of any such lawsuit or action, then the indemnified party shall have the right to employ separate counsel in any such lawsuit or action and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expense of the indemnified party unless the indemnifying party (a) has agreed to pay such fees and expenses, or (b) has failed to employ counsel reasonably satisfactory to the indemnified party in any such lawsuit or action. The indemnifying party shall not be liable for any settlement of any such lawsuit or action affected without its written consent, but if settled with its written consent (such consent not to be unreasonably withheld), or if there be a final judgment for the plaintiff in any such lawsuit or action, the indemnifying party shall indemnify and hold harmless the indemnified party from and against any Damages by reason of such settlement or judgment (subject to any right of appeal). In the event the indemnified party assumes the defense of the claim, the indemnified party will keep the indemnifying party reasonably informed of the progress of any such defense, compromise or settlement.

          (e)  [Reserved]

          (f)  Brokers and Finders.  Pursuant to the provisions of this Section
               -------------------
10.4, each of Buyer and Seller shall indemnify, hold harmless and defend the other party from the payment of any and all broker's and finder's expenses, commissions, fees or other forms of compensation which may be due or payable from or by the indemnifying party, or may have been earned by any third party acting on behalf of the indemnifying party in connection with the negotiation and execution hereof and the consummation of the transactions contemplated hereby, without regard, in the case of Seller's indemnification obligations, to the $350,000 threshold set forth in the first proviso of Section 10.4(a) hereof.

          (g)  Representatives.  No individual Representative of any party shall
               ---------------
be personally liable for any Damages under the provisions contained in this Section

10.4. Nothing herein shall relieve either party of any liability to make any payment expressly required to be made by such party pursuant to this Agreement.

          (h)  Limitations.
               -----------

          (i)  Environmental.  Seller's obligation to indemnify, save and
               -------------
hold harmless the Buyer Indemnified Parties pursuant to (A) Section 10.4(a)(i), but only to the extent such Section covers liabilities or obligations under
Section 4.23, (B) Section 10.4(a)(ii), but only to the extent such Section covers liabilities or obligations under Section 6.8 or Section 10.4(h)(vi), (C)
Section 10.4(a)(v) (each, an "Environmental Indemnity Obligation") shall be limited as follows:

               (1) to the extent that a liability or obligation for any clean-up, remedial, corrective or response action at any Facility imposed under CERCLA, any equivalent state statute or any other Environmental Law (each, an "Environmental Remediation Action"), is caused primarily by acts or omissions of any Buyer Indemnified Party or any third party after the Closing Date, Seller shall not be obligated to indemnify the Buyer Indemnified Parties for Damages attributable to such acts or omissions;

               (2) Seller shall not be obligated to indemnify the Buyer Indemnified Parties for Damages for any diminution in property values resulting from an Environmental Condition;

               (3) the Buyer Indemnified Parties shall only be permitted to recover costs of Environmental Remediation Actions only to the extent such costs are actually incurred by such Buyer Indemnified Parties pursuant to requirements imposed under or in accordance with applicable Environmental Laws;

               (4) Seller's Environmental Indemnity Obligations shall not include any Damages resulting from the post-Closing use or disposition (unless such disposition is imposed or required under any Environmental Law and would have been so required at the Closing Date) of any buildings, fixtures or equipment related to the Business if the building, fixture or piece of equipment from which such Damages result was in compliance with all Environmental Laws on the Closing Date;

               (5) Seller's Environmental Indemnity Obligations shall not include any Damages resulting from any substantial post-Closing change by Buyer in the use of any buildings, fixtures or equipment related to the Business; provided, however, that the cessation of use of any building, fixture or piece
- - --------  -------
of equipment shall not constitute a change in use under this clause; and

               (6) Seller's obligation to indemnify the Buyer Indemnified Parties for Environmental Consequential Damages (as defined below) shall be limited, in the aggregate, with respect to each Facility to which such Environmental

Consequential Damages relate, to the respective amounts for each Facility set forth on Schedule 10.4(h) hereto. In addition, Seller (x) shall not be obligated hereunder to indemnify any Buyer Indemnified Party for any Environmental Consequential Damages incurred by any such Buyer Indemnified Party after the fifth anniversary of the Closing Date, and (y) shall only be obligated to indemnify the Buyer Indemnified Parties for Environmental Consequential Damages to the extent that the Buyer Indemnified Parties are unable, using reasonable commercial efforts, to secure recovery for such Environmental Consequential Damages under the terms of the business interruption insurance policies maintained by Buyer as required by Section 10.9 hereof. Buyer agrees that Buyer shall be under a duty to mitigate, in accordance with applicable laws, the Environmental Consequential Damages it so sustains that may result from an Environmental Indemnity Obligation.

For the purposes of this Agreement, "Environmental Consequential Damages" shall mean any Damages resulting from or incident to any Environmental Indemnity Obligation other than (I) all costs for Environmental Remediation Actions, costs of compliance activities, fines and penalties at any Facility, which are subject to indemnification without limitation hereunder, and (II) Damages for any diminution in property values.

               (ii)    Limitations on Non-Environmental Liabilities.  Subject to
                       --------------------------------------------
the limitations set forth below, Seller's obligation to indemnify the Buyer Indemnified Parties under this Section 10.4 shall be further limited as follows:

                       (A) Except as set forth in the proviso to this clause
(A), Seller's aggregate indemnification obligations to all Buyer Indemnified Parties under Section 10.4 shall not exceed the amount of the Purchase Price; provided, however, that this aggregate limitation shall not apply to or limit
- - --------  -------
(1) Seller's Environmental Indemnification Obligations, which are limited only by the provisions of Section 10.4(h)(i) hereof; and (2) Seller's indemnification obligations under Section 10.4(a)(iv) hereof to the extent such obligations relate to Excluded Liabilities that were either (x) referenced in this Agreement or in a Schedule or Exhibit to it, (y) included as a liability on the Interim Balance Sheet or (z) otherwise known to Seller, which shall not be subject to a dollar limitation. The parties agree, however, that in determining whether this aggregate indemnification obligation has been exceeded, (x) any consequential damages paid by Seller pursuant to clause (B) of Section 10.4(h)(ii), and (y) notwithstanding the provisions of clause (1) of the foregoing proviso, any Environmental Consequential Damages paid by Seller hereunder, shall be included in the calculation;

                       (B) Seller's aggregate indemnification obligations to all of the Buyer Indemnified Parties for consequential damages (other than Environmental Consequential Damages, which are limited only by the provisions of
Section 10.4(h)(i) hereof) shall not exceed $5,000,000. In addition, Seller (1) shall not be obligated hereunder to indemnify any Buyer Indemnified Party for any such consequential damages (other than such Environmental Consequential Damages) incurred by any such Buyer

Indemnified Party after the third anniversary of the Closing Date, and (2) shall only be obligated to indemnify the Buyer Indemnified Parties for such consequential damages to the extent that the Buyer Indemnified Parties are unable, using reasonable commercial efforts, to secure recovery for such consequential damages under the terms of the business interruption insurance policies required to be secured by Buyer as contemplated by Section 10.9 hereof. Buyer agrees that Buyer shall be under a duty to mitigate, in accordance with applicable laws, any such consequential damages it so sustains.

               (iii)   Limitation of Buyer's Indemnification Obligation.
                       ------------------------------------------------
Buyer's aggregate indemnification obligation to all Seller Indemnified Parties under this Section 10.4 shall not exceed the amount of the Purchase Price; provided, however, that this aggregate limitation shall not apply to or
- - --------  -------
limit Buyer's indemnification obligations under Section 10.4(b)(iii).

               (iv)    Release.  Seller and each of its successors and assigns,
                       -------
does hereby forever release, discharge and acquit Buyer, and its subsidiaries, affiliates, successors and assigns, of and from any and all claims, demands, obligations, liabilities, causes of action, controversies, damages, cost, losses and expenses, of every type, kind or nature, whether known or unknown, liquidated or unliquidated, whether heretofore now existing or hereafter arising, which in any way arise out of CERCLA, any equivalent state statute or any other Environmental Law; provided, that this provision shall not prohibit
                             --------
Seller from bringing any action or recovering under Section 10.4(b) hereof.

               (v)     Waiver of California Civil Code Section 1542.  With
                       --------------------------------------------
regard to this Section 10.4, each of Buyer and Seller acknowledges that it has read and is familiar with, and hereby waives the benefit of, the provisions of California Civil Code Section 1542, which is set forth below:

               "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST
               IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

               (vi)    Future Remediation.  In order for Buyer to recover from
                       ------------------
Seller costs of any Environmental Remediation Actions required in connection with a Facility, or any portion thereof, as Damages pursuant to this Section
10.4 (other than activities contemplated by Section 6.8), Buyer shall permit Seller, at Seller's option, to undertake to perform and control such Environmental Remediation Actions. Seller hereby covenants to work with Buyer to ensure minimal interruption and inconvenience to Buyer's business activities in connection with such Environmental Remediation Actions.

     10.5 Bulk Sales.  It may not be practicable to comply or attempt to comply
          ----------
with the procedures of the "Bulk Sales Act" or similar law of any or all of the states in which the Assets are situated or of any other state which may be asserted to be applicable to the transactions contemplated hereby. Accordingly, to induce Buyer to waive any requirements for compliance with any or all of such laws, Seller hereby agrees that the indemnity provisions of Section 10.4 hereof shall apply without limitation to any Damages of Buyer arising out of or resulting from the failure of Seller or Buyer to comply with any such laws.

     10.6 Taxes.  Subject to Section 2.8(b) and 2.9, Seller shall pay, or cause
          -----
to be paid, when due all real and personal property taxes (including interest penalties and additions to tax) related to the Assets or the Business for which Seller is or may be liable or that are or may become payable with respect to all taxable periods ending on or prior to the Closing Date.

     10.7 Products Liability Insurance.  For five years after the Closing Date,
          ----------------------------
Seller shall continue to maintain liability insurance, including coverage for products manufactured prior to the Closing Date, providing substantially the same coverage as in effect on the date hereof, and Seller shall cause Buyer to be named as an additional insured on each such policy for products coverage only.

     10.8 Financial Statements.  Beginning with the quarter ending March 31,
          --------------------
1995, Buyer shall make available to Seller as soon as practicable following the end of the applicable fiscal period financial statements of Buyer covering three-month or, as provided in the following sentence, twelve-month periods. If such fiscal quarter is the last fiscal quarter of Buyer's fiscal year, such financial statements shall cover a twelve-month period and shall be made available not later than ninety (90) days after the close of the period covered thereby; in all other cases the financial statements shall cover a three-month period and shall be made available not later than forty-five (45) days after the close of the period covered thereby. Buyer's obligations to provide the financial statements contemplated by this Section 10.8 shall terminate upon Buyer's satisfaction of its obligations under Section 2.4(c) hereof.

     10.9 Business Interruption Insurance.  Buyer shall cause to be maintained
          -------------------------------
in effect for five years from the Closing Date a business interruption insurance policy or policies comparable in coverage to those presently maintained by Seller with respect to the Business; provided, however, that in no event shall
                                     --------  -------
Buyer be required to expend for such insurance more than 150% of the portion of the aggregate amount spent by Seller on such business interruption insurance that is allocable to the Business during the fiscal year ended December 31, 1993. If Buyer shall be unable to maintain the insurance coverage called for by this Section 10.9 through the expenditure of such maximum amount, Buyer will maintain or obtain, for such five-year period, as much comparable insurance as shall be available for such amount.

                                  ARTICLE XI

                                 MISCELLANEOUS
                                 -------------

     11.1 Termination.
          -----------

          (a)  Termination.  This Agreement may be terminated at any time prior
               -----------
               to Closing:

               (i)     By mutual written consent of Buyer and Seller;

               (ii) By Buyer or Seller if the Closing shall not have occurred on or before December 31, 1994; provided, however, that this provision shall not
                                --------  -------
be available to Buyer if Seller has the right to terminate this Agreement under clause (iv) of this Section 11.1, and this provision shall not be available to Seller if Buyer has the right to terminate this Agreement under clause (iii) of this Section 11.1;

               (iii) By Buyer if there is a material breach of any representation or warranty set forth in Article IV hereof or any covenant or agreement to be complied with or performed by Seller pursuant to the terms of this Agreement or the failure of a condition set forth in Article VIII to be satisfied (and such condition is not waived in writing by Buyer) on or prior to the Closing Date, or the occurrence of any event which results or would result in the failure of a condition set forth in Article VIII to be satisfied on or prior to the Closing Date; provided that Buyer may not terminate this Agreement
                           --------
prior to the Closing if Seller has not had an adequate opportunity to cure such failure;

               (iv) By Seller if there is a material breach of any representation or warranty set forth in Article V hereof or of any covenant or agreement to be complied with or performed by Buyer pursuant to the terms of this Agreement or the failure of a condition set forth in Article VII to be satisfied (and such condition is not waived in writing by Seller) on or prior to the Closing Date, or the occurrence of any event which results or would result in the failure of a condition set forth in Article VII to be satisfied on or prior to the Closing Date; provided that Seller may not terminate this Agreement
                           --------
prior to the Closing Date if Buyer has not an adequate opportunity to cure such failure;

               (v) By Seller if the board of directors of Seller (i) determines that a transaction involving the sale of the 3S Group to a third party is more favorable to Seller from a financial point of view and (ii) determines to enter into a definitive agreement with respect to such transaction after compliance with the provisions of Section 6.2 hereof;

               (vi) By Seller if Buyer has not delivered the Bank Commitment Letters pursuant to Section 6.7 as of the close of business on the 45th day following the date hereof; or

               (vii) By Buyer or Seller as provided in Section 6.8(a) if Buyer and Seller are unable to reach agreement as to items to be listed on the Compliance Schedule contemplated by Section 6.8(a) hereof within twenty-one (21) calendar days following the date hereof.

          (b)  Effect of Termination.  In the event of termination of this
               ---------------------
Agreement as provided above:

               (i) Each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;

               (ii) The provisions of Sections 11.1(c) and 11.11(b) shall continue in full force and effect, and the Confidentiality Agreement shall continue in full force and effect in accordance with its terms; and

               (iii) No party hereto shall have any liability or further obligation to any other party to this Agreement, except as stated in subsections
(i), (ii) and (iii) of this Section 11.1(b) and in Section 11.1(c), except for any breach of this Agreement occurring prior to the proper termination of this Agreement; provided, however, that Buyer shall have no liability for any breach
           --------  -------
of this Agreement occurring prior to the proper termination of this Agreement if Seller terminates this Agreement pursuant to subsection (vi) of Section 11.1(a). The foregoing provisions shall not limit or restrict the availability of specific performance or other injunctive relief to the extent that specific performance or such other relief would otherwise be available to a party hereunder.

          (c)  Fees and Expenses.  In order to induce Buyer to, among other
               -----------------
things, enter into this Agreement, Seller agrees as follows: if this Agreement is terminated by Seller pursuant to clause (v) of Section 11.1(a), then Seller shall pay promptly to Buyer (A) a fee of $1,500,000, plus (B) an amount equal to
                                                     ----
the actual reasonable fees and expenses incurred after July 12, 1994 paid or payable by or on behalf of Buyer to its attorneys, accountants, environmental consultants, management consultants, and other consultants and advisors in connection with the negotiation, execution and delivery of this Agreement and the transactions contemplated hereby; provided, however, that the payment
                                      --------  -------
described in clause (B) shall in no event exceed $500,000. In addition, if pursuant to the provisions of Section 6.8, notwithstanding the parties' reasonable agreement that all items set forth on the Compliance Schedule are required to be completed in order to bring a Facility or the Business into compliance with applicable Environmental Laws on the Closing Date, Seller elects to terminate this Agreement in lieu of completing all such items, Seller shall pay to Buyer its actual and reasonable expenses as set forth in clause (B) above up to a maximum amount of $500,000. Seller shall not be required to reimburse such expenses to Buyer in the event the Agreement is terminated as a result of a reasonable disagreement between Buyer and

Seller as to whether any item set forth on the Compliance Schedule is required to be corrected in accordance with applicable Environmental Law or in the event Buyer terminates the Agreement as a result of Seller's election not to complete all items on the Compliance Schedule. The payment described in clause (i)(A) of the first sentence of this Section 11.1(c) shall be made by wire transfer of immediately available funds to an account designated by Buyer no later than five
(5) business days after the termination of this Agreement; the payment described in clause (i)(B) of the first sentence of this Section 11.1(c) shall be made by wire transfer of immediately available funds to an account designated by Buyer no later than five (5) business days after receipt by Seller of detailed written statements describing the fees and expenses.

     11.2 Assignment.  Neither this Agreement nor any of the rights or
          ----------
obligations hereunder may be assigned by any party without the prior written consent of the other party; except that Buyer may, without such consent, assign all such rights to any lender as collateral security and assign all such rights and obligations to a wholly-owned subsidiary (or a partnership or limited liability company controlled by, or under common control with, Buyer) or subsidiaries of Buyer or to a successor in interest to Buyer which shall assume all obligations and liabilities of Buyer under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no other person shall have any right, benefit or obligation under this Agreement as a third party beneficiary or otherwise.

     11.3 Notices.  All notices, requests, demands and other communications
          -------
which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and
                                                  ----
upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

            If to Seller, addressed to:

                 Wyle Laboratories
                 15370 Barranca Parkway
                 Irvine, CA  92718
                 Attention:  General Counsel

            With a copy to:

                 O'Melveny & Myers
                 610 Newport Center Drive
                 17th Floor
                 Newport Beach, CA  92660
                 Attention:  Gary J. Singer, Esq.

            If to Buyer, addressed to:

                 WESS Investment Corp.
                 310 South Street
                 Post Office Box 1913
                 Morristown, NJ 07962

          With copies to:

                 F. Stephen Wyle
                 128 Maryland Street
                 El Segundo, CA  90245

                 William E. Simon & Sons, Inc.
                 10990 Wilshire Boulevard
                 Suite 1750
                 Los Angeles, CA  90024
                 Attention:  Robert W. MacDonald

                 Latham & Watkins
                 633 West Fifth Street
                 Suite 4000
                 Los Angeles, CA  90071
                 Attention:  Paul D. Tosetti, Esq.

                 Sheppard, Mullin, Richter & Hampton
                 333 So. Hope Street
                 48th Floor
                 Los Angeles, CA  90071
                 Attention:  Lawrence M. Braun, Esq.

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

     11.4 Choice of Law.  This Agreement shall be construed, interpreted and
          -------------
the rights of the parties determined in accordance with the laws of the State of California (without reference to the choice of law provisions of California law), except with respect to matters of law concerning the internal corporate affairs of any corporate or other type of entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

     11.5 Entire Agreement; Amendments and Waivers.  This Agreement, and the
          ----------------------------------------
Ancillary Agreements, together with all exhibits and schedules hereto and thereto (including the Disclosure Schedule), constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. No waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     11.6 Multiple Counterparts.  This Agreement may be executed in one or more
          ---------------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.7 Expenses.  Except as otherwise specified in this Agreement, each
          --------
party hereto shall pay its own legal, accounting, out-of-pocket and other expenses incident to this Agreement and to any action taken by such party in preparation for carrying this Agreement into effect.

     11.8 Invalidity.  In the event that any one or more of the provisions
          ----------
contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

     11.9 Titles.  The titles, captions or headings of the Articles and
          ------
Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     11.10  Publicity.  Except as required by law, neither Buyer nor Seller
            ---------
shall issue any press release or make any public statement regarding the transactions contemplated hereby, without prior written approval of the other party. Buyer and Seller further agree that, to the extent possible, each party will notify the other 48 hours in advance of any planned press release or public statement and clear the substance and form of such statement with the other party.

     11.11  Confidential Information.
            ------------------------

          (a) No Disclosure.  The parties acknowledge that the transaction
              -------------
described herein is of a confidential nature and shall not be disclosed except to consultants, advisors and affiliates, or as required by law, until such time as the parties make a public announcement regarding the transaction as provided in Section 11.10.

          (b) Preservation of Confidentiality.  Seller and each of Seller's
              -------------------------------
Representatives will keep in confidence all of the Confidential Information (as defined below), will refrain from using the Confidential Information except in connection with this Agreement and the transactions contemplated hereby, and will, except as contemplated by Section 10.2 hereof, deliver promptly to Buyer, upon Buyer's written request, all tangible embodiments (and all copies) of the Confidential Information provided to Seller of William E. Simon & Sons, Inc. or Buyer or any of their respective and which are within the possession or control of Seller. If Seller or any such Seller Representative is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, such person shall notify Buyer promptly of the request or requirement so that Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 11.11(b). If, in the absence of a protective order or the receipt of a waiver hereunder, Seller or any such Seller Representative is nonetheless, in the opinion of its counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt or suffer other censure or penalty, such person may furnish only that portion of the Confidential Information that is legally required and will exercise its reasonable commercial efforts to obtain reliable assurance that confidential treatment will be afforded to the disclosed Confidential Information. For the purposes of this Section 11.11(b), "Confidential Information" shall mean any information concerning or relating to the business or affairs of the 3S Group, Buyer, William E. Simon & Sons, Inc., or any of their respective affiliates that is not already generally available to the public.

     11.12  Cumulative Remedies.  All rights and remedies of either party
            -------------------
hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

     11.13  Service of Process; Consent to Jurisdiction.
            -------------------------------------------

          (a)  Service of Process.  Each party hereto irrevocably consents to
               ------------------
the service of any process, pleading, notices or other papers by the mailing of copies thereof by registered, certified or first class mail, postage prepaid, to such party at such party's address set forth herein, or by any other method provided or permitted under California law.

          (b)  Consent and Jurisdiction.  Each party hereto irrevocably and
               ------------------------
unconditionally (i) agrees that any suit, action or other legal proceeding arising out of this Agreement may be brought in the United States District Court for the Central District of California or, if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in the County of Los Angeles, California; (ii) consents to the jurisdiction or any such court in any such suit, action or proceeding; and (iii) waives any objection which such party may have to the laying of venue of any such suit, action or proceeding in any such court.

     11.14  Attorneys' Fees.  If any party to this Agreement brings an action
            ---------------
to enforce its rights under this Agreement or under any Ancillary Agreement, the prevailing party shall be entitled to recover its costs and expenses, including without limitation reasonable attorneys' fees, incurred in connection with such action, including any appeal of such action.

     11.15  To the Knowledge of Seller.  Whenever a phrase herein is qualified
            --------------------------
by "to the best of Seller's knowledge," or a similar phrase, it is intended to refer (i) to the actual and constructive knowledge of one or more of any of the following: Charles M. Clough, Ralph L. Ozorkiewicz, R. Van Ness Holland, Jr., Stephen D. Natcher, Constantinos D. Yiakas, Richard E. Rupert, James A. Bowers, Henry G. Hugo and William W. Holbrook, and (ii) to the actual knowledge of one or more of any of the following: J. Wood, Sherwyn D. Hyten, John J. Shimada and Medi Navid.

     11.16  Subsequent Delivery of Schedules and Exhibits.  The parties hereto
            ---------------------------------------------
may elect to defer delivery of one or more of the Schedules and Exhibits contemplated by this Agreement for a period of up to ten (10) calendar days (and, with respect to Schedule 4.6(a), up to twenty-one (21) calendar days) following the date hereof. Each party hereto may also request revisions to Schedules and Exhibits previously delivered during such ten-day (or twenty-one day) period. If the parties are unable to reach agreement by October 17, 1994 (or, with respect to Schedule 4.6(a), by October 27, 1994) as to the contents of the Schedules and Exhibits contemplated hereby, following the parties' good faith efforts to reach such agreement, then either party may deem this Agreement terminated pursuant to Section 11.1(a)(i) hereof. Each such Schedule and Exhibit agreed upon and delivered during such ten-day (or twenty-one day) period shall be deemed delivered as of the date of this Agreement. For the purpose of determining whether the representations and warranties contained herein shall have been breached as of the date hereof, any disclosures made in any Schedules and Exhibits delivered herewith shall be deemed made as of the date of this Agreement.


                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                           WYLE LABORATORIES,
                                           a California corporation



                                           By: ___________________________
                                               Ralph L. Ozorkiewicz
                                               President and Chief
                                               Operating Officer

Attest:


- - ---------------------------
Stephen D. Natcher
Secretary

                                           WESS Investment Corp.,
                                           a Delaware corporation



                                           By: ___________________________
                                               F. Stephen Wyle
                                               President

Attest:


- - ----------------------------
Robert W. MacDonald
Secretary

                               October 28, 1994



Wyle Laboratories
15370 Barranca Parkway
Irvine, California 92718

          Re:  Asset Purchase Agreement Dated October 5, 1994
               By and Between Wyle Laboratories and
               WESS Investment Corp. (the "Agreement")
               -----------------------------------------------

Gentlemen:

          This letter is intended to amend the above-referenced Agreement. Capitalized terms used herein without definition shall have the meanings given them in the Agreement.

          1.   Section 4.6(g).  The words before the first comma in the first
               --------------
sentence of Section 4.6(g) are deleted and replaced with the following: "Except as set forth in Schedule 4.6(g), to the best of Seller's knowledge". Accordingly, a Schedule 4.6(g) shall be included in the Disclosure Schedule delivered pursuant to Section 11.16 of the Agreement.

          2.   Electronic Enclosures West Building.  Included among the Assets
               -----------------------------------
to be conveyed by Seller to Buyer pursuant to the Agreement is a building currently leased by Seller and located at 225 South Aviation Boulevard, El Segundo, California (the "Electronic Enclosures West Building"). During the course of Buyer's due diligence investigation, the parties have discovered that the roof on the Electronic Enclosures West Building is defective in certain respects. Seller has accordingly agreed, as an additional covenant of the Agreement, to effect, at its sole cost and expense, such repairs and improvements to such roof between the date of this letter and the Closing as are needed to fulfill the covenant set forth in the following sentence. Seller further covenants that such roof, as so repaired and improved, will, from the Closing through the expiration of the lease of the Electronic

Wyle Laboratories
October 28, 1994
Page 2

Enclosures West Building on December 31, 1997, be (a) structurally sound in all material ways and (b) in good operating condition and repair, subject to ordinary wear and tear.

          3.   Confirmation of the Agreement.  Buyer and Seller agree that the
               -----------------------------
Agreement, as amended hereby, remains in full force and effect.

          4.   Counterparts.  This letter may be executed in one or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                                              WESS INVESTMENT CORP.,
                                              a Delaware corporation


                                              By:
                                                 -----------------------------
                                                 F. Stephen Wyle
                                                 President


Accepted and Agreed To:

WYLE LABORATORIES,
a California corporation


By:  --------------------------
     R. Van Ness Holland, Jr.
     Executive Vice President

                               November 16, 1994



Wyle Laboratories
15370 Barranca Parkway
Irvine, California 92718

          Re:  Asset Purchase Agreement Dated October 5, 1994
               By and Between Wyle Laboratories and
               WESS Investment Corp. (the "Agreement")
               -----------------------------------------------

Gentlemen:

          This letter is intended to amend the above-referenced Agreement. Capitalized terms used herein without definition shall have the meanings given them in the Agreement.

          1.   Section 6.7.  The first sentence of Section 6.7 is amended and
               -----------
restated in its entirety to read as follows: "Buyer shall use its reasonable commercial efforts to obtain as promptly as practicable after the date hereof, and in any event on or before the close of business on December 9, 1994, and shall deliver to Seller an executed copy of, one of more signed instruments setting forth the commitment of one or more reputable financial institutions to provide funding of not less than $20,000,000 for use to consummate the transactions contemplated hereby, subject to customary conditions ("the Bank Commitment Letters").".

          2.   Section 11.1(a)(vi).  Section 11.1(a)(vi) is amended and restated
               -------------------
in its entirety to read as follows: "By Seller if Buyer has not delivered the Bank Commitment Letters pursuant to Section 6.7 as of the close of business on December 9, 1994; or".

          3.   Confirmation of the Agreement.  Buyer and Seller agree that the
               -----------------------------
Agreement, as amended hereby, remains in full force and effect.

Wyle Laboratories
November 16, 1994
Page 2

          4.  Counterparts.  This letter may be executed in one or more
              ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                              WESS INVESTMENT CORP.,
                              a Delaware corporation


                              By:  ---------------------------------------
                                   Robert W. MacDonald
                                   Vice President, Secretary and Treasurer


Accepted and Agreed To:

WYLE LABORATORIES,
a California corporation


By:  ---------------------------------------
     Ralph L. Ozorkiewicz
     President and Chief Operating Officer

                               December 23, 1994



Wyle Laboratories
15370 Barranca Parkway
Irvine, California 92718

          Re:  Asset Purchase Agreement Dated October 5, 1994
               By and Between Wyle Laboratories and
               WESS Investment Corp. (the "Agreement")
               -----------------------------------------------

Gentlemen:

          This letter is intended to amend the above-referenced Agreement. Capitalized terms used herein without definition shall have the meanings given them in the Agreement.

          1.   Section 6.6(d).  Section 6.6(d) is amended and restated in its
               --------------
entirety to read as follows: "Effective as of January 1, 1995, Buyer shall establish a 401(k) plan ("Buyer's 401(k) Plan")."

          2.   Section 6.8(f).  Section 6.8 of the Agreement is amended to
               --------------
include an additional subsection, Section 6.8(f), to read as follows:

               (f) RCRA Permits for Activity at Norco Facility.  Seller and
                   -------------------------------------------
          Buyer further agree that Buyer will not continue detonation activity at the facility in Norco, California, and Buyer therefore agrees that
          (i) a permit under RCRA Subpart X for future detonation activities at Norco shall not be necessary, and (ii) Buyer will not require Seller to obtain a permit for detonation activity at the Norco site from the date that Buyer takes possession of the premises. Seller understands and agrees that this subsection in no way limits any liability on the part of Seller in connection with detonation activity at the Norco facility or any indemnification of Buyer by Seller for such liability.

Wyle Laboratories
December 23, 1994
Page 2

          3.   Section 6.8(g).  Section 6.8 of the Agreement is amended to
               --------------
include an additional subsection, Section 6.8(g), to read as follows:

               (g) Presumption Regarding Clarifier at Aviation Boulevard
                   -----------------------------------------------------
          Facility. Seller and Buyer further agree that so long as Buyer
          --------
          continues to operate the three-stage clarifier at the facility located at 225 S. Aviation Boulevard in El Segundo, California, significantly in accordance with applicable law, with no significant modifications or significant operational changes, it is presumed that any contamination found at a later date in connection with the clarifier will be the sole responsibility of the Seller, unless Seller can show, as per Section 10.4(h) of this Agreement, that such contamination was caused primarily by any Buyer Indemnified Party after the Closing Date. The parties further agree that routine maintenance and cleaning of the clarifier do not qualify as a significant modification or significant operational change. Seller understands and agrees that this subsection in no way limits any liability on the part of Seller in connection with the clarifier or any indemnification of Buyer by Seller for such liability.

          4.   Section 6.8(c).  Section 6.8(c) is amended and restated to
               --------------
include the following agreement at the end of the current text of Section 6.8(c): "Seller hereby covenants to provide written certification of the completion of each Post-Closing Compliance Obligation from a responsible Representative of Seller within ten (10) business days of completion of such activity. Such certification shall include a description of actions undertaken to complete each item. Further, Seller designates Stephen D. Natcher, General Counsel, as its point of contact for Buyer's inquiries on Post-Closing Compliance Obligations."

          5.   Ancillary Agreements.  Buyer and Seller agree that the form of
               --------------------
Agreement Not to Compete attached hereto as Exhibit A, the form of License Agreement attached hereto as Exhibit B, the form of Administrative Services Agreement attached hereto as Exhibit C, the form of Subcontracting Agreement attached hereto as Exhibit D and the form of Subordination Agreement attached hereto as Exhibit E shall be Ancillary Agreements as contemplated by the Agreement.

          6.   Promissory Note.  Buyer and Seller agree that the Promissory
               ---------------
Notes referred to in Section 2.4(c)(iv) shall be in the form attached hereto as Exhibit F.

          7.   Schedules.  Buyer and Seller agree that Schedule 4.5 (Liens and
               ---------
Encumbrances), Schedule 4.12 (Litigation) and Schedule 4.17 (Proprietary Rights) shall be amended and restated to read in their entirety as set forth in the respective schedules attached hereto as Exhibit G. Buyer and Seller acknowledge that certain of the contracts identified on Schedule 4.7(a) may have expired by their terms since October 5, 1994.

          8.   Confirmation of the Agreement.  Buyer and Seller agree that the
               -----------------------------
Agreement, as amended hereby, remains in full force and effect.

Wyle Laboratories
December 23, 1994
Page 3

          9.  Counterparts.  This letter may be executed in one or more
              ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                                        WESS INVESTMENT CORP.,
                                        a Delaware corporation


                                        By:
                                           ------------------------------
                                           F. Stephen Wyle
                                           President


Accepted and Agreed To:

WYLE LABORATORIES,
a California corporation


By:  --------------------------------------
     Ralph L. Ozorkiewicz
     President and Chief Operating Officer

                           SCHEDULES AND EXHIBITS TO
                            ASSET PURCHASE AGREEMENT
                             DATED OCTOBER 5, 1994

SCHEDULE                    DESCRIPTIONS
- - --------       ---------------------------------------

1.1A           ADDITIONAL ASSETS
1.3            OTHER EXCLUDED ASSETS
1.4            ALL ACCOUNTS PAYABLE AND CUSTOMER ADVANCES
               REFLECTED ON THE INTERIM BALANCE SHEET
1.5            CONTRACTS NOT ASSUMED
1.7            CONTRACTING ENTITY SITES
1.8            GROUP OF INVESTORS
4.1            ORGANIZATION OF SELLER JURISDICTION LIST
4.4            EXCEPTIONS TO ASSETS
4.5            LIENS AND ENCUMBRANCES
4.6            FACILITIES
                  - EXHIBIT A - EXCLUDED ASSETS - HUNTSVILLE
                  - EXHIBIT B - EXCLUDED ASSETS - HUNTSVILLE
                  - EXHIBIT C - EXCLUDED ASSETS - 139 MARYLAND ST.
4.6(c)         LEASES OR OTHER AGREEMENTS
4.6(d)         LEASEHOLD ENCUMBRANCES
4.6(g)         IMPROVEMENTS, FIXTURES AND EQUIPMENT EXCEPTIONS
4.7(a)         MATERIAL CONTRACTS
4.7(b)         BREACHES OR DEFAULTS
4.8            PERMITS AND CONSENTS
4.9            CONFLICT OR VIOLATION
4.10           FINANCIAL STATEMENT EXCEPTIONS
4.12           LITIGATION
4.13           LABOR MATTERS
4.17           PROPRIETARY RIGHTS
4.17(b)        ROYALTIES AND LICENSES
4.18           EMPLOYEE BENEFIT PLANS
4.19           TAX MATTERS
4.20           INSURANCE
4.23(e)        PENDING ENVIRONMENTAL ACTION

                                    1 of 2

                           SCHEDULES AND EXHIBITS TO
                            ASSET PURCHASE AGREEMENT
                             DATED OCTOBER 5, 1994

SCHEDULE                 DESCRIPTIONS
- - --------       -----------------------------------

4.23(f)        ENVIRONMENTAL JUDGEMENTS
4.23(h)        ENVIRONMENTAL REPORTS AND STUDIES
4.23(i)        PROPOSITION 65
4.23(j)        NEW JERSEY INDUSTRIAL SITE RECOVERY ACT
4.24           BIDS
4.25           GOVERNMENT-FURNISHED PROPERTY OR
               EQUIPMENT EXCEPTIONS
4.26           BACKLOG AS OF AUGUST 28, 1994
4.27(a)        CLEARANCES
4.27(b)        TERMINATIONS OF CLEARANCES
4.28(a)        MATTERS RELATING TO GOVERNMENT CONTRACTS
4.28(b)        MATTERS RELATING TO GOVERNMENT CONTRACTS
4.28(c)        MATTERS RELATING TO GOVERNMENT CONTRACTS
4.28(d)        MATTERS RELATING TO GOVERNMENT CONTRACTS
4.28(e)        MATTERS RELATING TO GOVERNMENT CONTRACTS
4.28(f)        MATTERS RELATING TO GOVERNMENT CONTRACTS
5.4            BUYER'S CONSENTS AND APPROVALS
6.6(e)         EMPLOYEES ELIGIBLE FOR RETIREE MEDICAL PLAN
6.7            FINANCING CONTRACT LIST
10.4(h)        LIMITATIONS ON ENVIRONMENTAL
               CONSEQUENTIAL DAMAGES

                      ANCILLARY AGREEMENTS
                      --------------------

               AGREEMENT NOT TO COMPETE
               ADMINISTRATIVE SERVICES AGREEMENT
               TRADEMARK LICENSING AGREEMENT
               SUBCONTRACTING AGREEMENT

                                    2 of 2

                                       91